                                                                    Exhibit 10.1


                                   BASIC LEASE INFORMATION
                                          OFFICE NET

LEASE DATE:                                   DECEMBER 1, 2000

TENANT:                                       Brocade Communications Systems,
                                              Inc., a Delaware corporation

TENANT'S NOTICE ADDRESS:                      1745 Technology Drive
                                              San Jose, CA 95110

TENANT'S BILLING ADDRESS:                     1745 Technology Drive
                                              San Jose, CA 95110

TENANT CONTACT:     Wendy Richardson,         PHONE NUMBER:     408/487-8100
                    Real Estate               FAX NUMBER:       408/487-8101
                    Facilities Director

LANDLORD:                                     MV Golden State San Jose, LLC, a
                                              Delaware limited liability company

LANDLORD'S NOTICE ADDRESS:                    1735 Technology Drive, Suite 125
                                              San Jose, CA  95110

LANDLORD'S REMITTANCE ADDRESS:                P.O. Box 45587 Dept. #12392
                                              San Francisco, CA 94145-0587

PROJECT DESCRIPTION:                          That certain real property, which
                                              real property includes the land,
                                              commonly known as Skyport (Phase
                                              I), and located in San Jose,
                                              California, as depicted on EXHIBIT
                                              B attached hereto, which Project
                                              shall include three (3) eight (8)
                                              story office buildings, and
                                              possible additional phases of a
                                              Multi-Phased development in the
                                              San Jose International Airport
                                              geographic area when construction
                                              on such additional phases
                                              commences (at which time Tenant's
                                              Proportionate Share shall be
                                              adjusted as provided herein).

BUILDING DESCRIPTION:                         That certain real property
                                              commonly known as Skyport Tower
                                              III, and located at 1600
                                              Technology Drive, San Jose,
                                              California, and as depicted on
                                              EXHIBIT B attached hereto.

PREMISES:                                     Approximately one hundred
                                              ninety-three thousand nine hundred
                                              seventy-seven (193,977) rentable
                                              square feet, which consists of one
                                              hundred percent (100%) of the
                                              Building and as depicted on
                                              EXHIBIT B attached hereto.

PERMITTED USE:                                General office and administrative,
                                              and up to thirty percent (30%) of
                                              the rentable area of the Premises
                                              may be used for communications
                                              laboratory purposes.

OCCUPANCY DENSITY:                            4.5 per 1,000 rentable square feet
                                              of the Premises.

PARKING DENSITY:                              3.2 spaces per 1,000 usable square
                                              feet of the Premises.

PARKING CHARGE:                               Initially at $0.00 per space/per
                                              month for nonreserved parking
                                              spaces subject to adjustment
                                              pursuant to Paragraph 37 hereof.

SCHEDULED TERM COMMENCEMENT DATE:             DECEMBER 1, 2001, subject to
                                              adjustment pursuant to the terms
                                              of this Lease, Paragraph 2 and
                                              Exhibit C hereof.

SCHEDULED LENGTH OF TERM:                     One hundred forty-four (144)
                                              months following the Term
                                              Commencement Date.

SCHEDULED TERM EXPIRATION DATE:               NOVEMBER 30, 2013, subject to
                                              adjustment pursuant to the terms
                                              of this Lease.

BASE RENT:                                    With respect to the Premises, see
                                              Paragraph 39.A hereof.

SECURITY DEPOSIT:                             Ten Million Four Hundred Five
                                              Thousand Nine Hundred Eighty-Three
                                              Dollars and No/100
                                              ($10,405,983.00) Letter of Credit
                                              delivered in accordance with the
                                              terms of Paragraph 39.C (subject
                                              to adjustment as provided in
                                              Paragraphs 39.C and 19 hereof).

TENANT'S NAICS CODE:                          51121


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


TENANT'S PROPORTIONATE SHARE OF BUILDING:     100.00%

TENANT'S PROPORTIONATE SHARE OF PROJECT:      As defined in Paragraph 7.A
                                              hereof.

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.


LANDLORD                                          TENANT
MV Golden State San Jose, LLC,                    Brocade Communications Systems, Inc.
a Delaware limited liability company              a Delaware corporation

By:  Spieker Properties, L.P.,
     a California limited partnership,            By:
     its duly authorized agent for the               -----------------------------------------
     purpose of executing this Lease                 Michael J. Byrd
                                                     Its:  Vice President, Finance,
                                                     Chief Financial Officer
     By: Spieker Properties, Inc.,
         a Maryland corporation,
         its general partner                       By:
                                                       ---------------------------------------
                                                       Wendy Richardson
                                                       Its:  Real Estate Facilities Director
         By:
             ---------------------------------
             John W. Petersen
             Its:  Senior Vice President

                                      TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
    Basic Lease Information.................................................   1
    Table of Contents.......................................................   2
1.  Premises................................................................   4
2.  Possession and Lease Commencement.......................................   4
3.  Term....................................................................   5
4.  Use.....................................................................   5
5.  Rules and Regulations...................................................   6
6.  Rent....................................................................   6
7.  Operating Expenses......................................................   6
8.  Insurance and Indemnification...........................................   8
9.  Waiver of Subrogation...................................................  10
10. Landlord's Repairs and Maintenance......................................  10
11. Tenant's Repairs and Maintenance........................................  10
12. Alterations.............................................................  10
13. Signs...................................................................  11
14. Inspection/Posting Notices..............................................  12
15. Services and Utilities..................................................  12
16. Subordination...........................................................  13
17. Financial Statements....................................................  13
18. Estoppel Certificate....................................................  13
19. Security Deposit........................................................  13
20. Limitation of Tenant's Remedies.........................................  13
21. Assignment and Subletting...............................................  14
22. Authority of Tenant.....................................................  15
23. Condemnation............................................................  15
24. Casualty Damage.........................................................  16
25. Holding Over............................................................  16
26. Default.................................................................  17
27. Liens...................................................................  18
28. Substitution............................................................  18
29. Transfers by Landlord...................................................  18
30. Right of Landlord to Perform Tenant's Covenants.........................  18
31. Waiver..................................................................  18
32. Notices.................................................................  19
33. Attorney's Fees.........................................................  19
34. Successors and Assigns..................................................  19
35. Force Majeure...........................................................  19
36. Surrender of Premises...................................................  19
37. Parking.................................................................  19
38. Miscellaneous...........................................................  20
39. Additional Provisions...................................................  21
40. Jury Trial Waiver.......................................................  24
    Signatures..............................................................  25

Exhibits:
    Exhibit A..............................................Rules and Regulations
    Exhibit B....................................Site Plan, Property Description
    Exhibit C........................................Lease Improvement Agreement

    Additional Exhibits as Required

                                      LEASE

THIS LEASE is made as of the 1ST DAY OF DECEMBER, 2000, by and between MV Golden State San Jose, LLC, a Delaware limited liability company (hereinafter called "LANDLORD"), and Brocade Communications Systems, Inc., a Delaware corporation (hereinafter called "TENANT").


                                   1. PREMISES

        Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "PREMISES") which are to be constructed by Landlord as outlined in red on EXHIBIT B and described in the Basic Lease Information. The Premises shall be all or part of a building (the "BUILDING") and of a project (the "Project"), which may consist of more than one building and additional facilities, as described in the Basic Lease Information. The Building and Project are outlined in blue and green respectively on EXHIBIT B. Landlord and Tenant acknowledge that physical changes may occur from time to time in the Premises, Building or Project, and that the number and type of buildings and additional facilities which constitute the Project may change from time to time, which may result in an adjustment in Tenant's Proportionate Share, as defined in the Basic Lease Information, as provided in Paragraph 7.A. Landlord shall measure the square footage of the Premises, the Building and the Project all in accordance with the standards set forth in ANSI/BOMA Z65.1-1996, as promulgated by the Building Owners and Managers Association, and its applicable guidelines ("BOMA STANDARD"). After substantial completion of the Base Building Work (as defined in Exhibit C attached hereto), Landlord shall have the right to remeasure the Premises and the Building. Landlord and Tenant hereby acknowledge and agree that the total amount of rentable square footage included in the definition of the Premises and/or Project may be modified pursuant to the foregoing sentence and, accordingly, Landlord and Tenant shall each execute an amendment to this Lease prepared by Landlord which amendment shall reflect any changes in such rentable square feet of the Premises and/or Project; provided, however, that, with respect to the initial Premises defined in this Lease for the initial Term only, the amount of the rentable square feet of the Building shall in no event be an amount less than one hundred ninety-three thousand nine hundred seventy-seven (193,977) rentable square feet and in no event be greater than one hundred ninety-five thousand (195,000) rentable square feet. Tenant hereby acknowledges that the Premises, Building and Project are not constructed as of the date of this Lease and, consequently, changes in the descriptions of the Premises, Building and Project contained in EXHIBIT B hereof are likely to occur. Prior to the Term Commencement Date (as defined below) Tenant and Landlord hereby agree to execute an amendment to this Lease prepared by Landlord which amendment accurately reflects any such changes, if any. Notwithstanding the foregoing, during the initial Term hereof, Landlord shall not make material changes in the configuration of the Project with respect to the general location of the Building as described in the Planned Development Zoning as approved by the city counsel of the City of San Jose, without prior consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed.

                      2. POSSESSION AND LEASE COMMENCEMENT

A. INTENTIONALLY OMITTED.

B. CONSTRUCTION OF IMPROVEMENTS. The term commencement date ("TERM COMMENCEMENT DATE") shall be the earlier of the date on which: (1) Tenant commences business operations in the Premises, as evidenced by, among other things, the presence in all or a portion of the Premises of business files and, during normal business hours, employees (excluding employees or other agents of Tenant installing and testing Tenant's equipment, furniture and fixtures); or (2) substantial completion of the Base Building Work as described in EXHIBIT C attached hereto, or (3) DECEMBER 1, 2001. If for any reason Landlord cannot deliver possession of the Premises to Tenant with the Base Building Work substantially complete (except for lobbies, penthouse and life safety testing) on the Delivery Date (as defined in Paragraph 2.C below), Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord delivers possession of the Premises to Tenant (with the Base Building Work substantially complete (except for lobbies, penthouse and life safety testing), which date shall then be deemed the Delivery Date. Tenant shall not be liable for any Rent for any period prior to the Term Commencement Date (but without affecting any obligations of Tenant under any improvement agreement appended to this Lease). In the event of any dispute as to substantial completion of work performed or required to be performed by Landlord, the certificate of Landlord's architect or general contractor shall be conclusive. Substantial completion of the Base Building Work shall have occurred notwithstanding Tenant's submission of a punchlist to Landlord, which Tenant shall submit, if at all, within fifteen (15) business days after the Delivery Date or otherwise in accordance with any improvement agreement appended to this Lease. Landlord shall promptly commence the correction of the punchlist items described in this Paragraph 2.B, if any, following Landlord's receipt of any such punchlist items list in accordance with this Lease. After the Term Commencement Date and upon Landlord's request, Tenant shall promptly execute and return to Landlord a "Start-Up Letter" in which Tenant shall agree, among other things, to acceptance of the Premises (subject to Landlord's obligation to correct punchlist items with respect to the Base Building Work, if any remain to be corrected, as submitted by Tenant to Landlord in accordance with the terms of this Paragraph 2.B) and to the determination of the Term Commencement Date, in accordance with the terms of this Lease, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

C. DELIVERY OF POSSESSION. Landlord shall deliver possession of the Premises (without Tenant Improvements) to Tenant with Base Building Work substantially complete (except for lobbies, penthouse and life safety testing) on or before OCTOBER 1, 2001 subject to extension due to delays caused by Tenant or by Tenant's contractor or anyone else performing services on behalf of Tenant ("DELIVERY DATE"). In the event Landlord fails to deliver possession of the Premises to Tenant as of the Delivery Date, Landlord shall grant to Tenant, for each day after the Delivery Date until the day Landlord delivers possession of the Premises to Tenant with the Base Building Work substantially complete, a credit against Base Rent in an amount equal to the daily amount of Base Rent in effect for the first month of the Term of this Lease. The credit described in the preceding sentence shall be granted against Tenant's obligation to pay Base Rent commencing in the second month of the Term. Tenant may, as Tenant's sole remedy, terminate this Lease by delivering written notice to Landlord on or before JUNE 15, 2002 if: (i) Landlord has not substantially completed the Base Building Work (as defined in EXHIBIT C) to be constructed by Landlord as described in EXHIBIT C to this Lease by MAY 1, 2002; (ii) Tenant has given Landlord at least twenty (20) days' prior written notice ("TENANT'S TERMINATION NOTICE PERIOD") of Landlord's failure to do so, except for punchlist items, and except for delays caused by Tenant or by Tenant's contractor or anyone else performing services on behalf of Tenant or by Force Majeure Events or delays in connection with any Tenant requested modifications to the Plans or any other aspect of the Base Building Work, which delays will not be cause for termination hereunder; and (iii) Landlord has not, as of the expiration of Tenant's Termination Notice Period, substantially completed the Base Building Work and delivered possession of the Premises to Tenant. In the event of such termination, Landlord shall return any Security Deposit to Tenant as well as any other sums paid hereunder by Tenant to Landlord. All obligations of Tenant and Landlord under this Lease shall thereafter terminate and no party shall have any further obligations under this Lease.

                                     3. TERM

        The term of this Lease (the "TERM") shall commence on the Term Commencement Date and continue in full force and effect for the number of months specified as the Scheduled Length of Term in the Basic Lease Information or until this Lease is terminated as otherwise provided herein. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Length of Term in addition to the remainder of the calendar month following the Term Commencement Date.

                                     4. USE

A. GENERAL. Tenant shall use the Premises for the permitted use specified in the Basic Lease Information ("PERMITTED USE") and for no other use or purpose. Tenant shall control Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, "TENANT'S PARTIES") in such a manner that Tenant and Tenant's Parties cumulatively do not exceed the occupant density (the "OCCUPANCY DENSITY") or the parking density (the "PARKING DENSITY") specified in the Basic Lease Information at any time. Tenant shall pay the Parking Charge specified in the Basic Lease Information as Additional Rent (as hereinafter defined) hereunder. So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the parking areas, driveways and other common areas of the Building and Project, subject to the terms of this Lease and such rules and regulations as Landlord may from time to time prescribe. Landlord reserves the right, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction, to alter or modify the common areas from time to time, including the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, provided that any such alteration or modification shall not materially adversely affect Tenant's use of the Premises or the parking area as provided hereunder, and provided further that any such alteration or modification shall not detract from the first-class quality of the Building. In the event that any alteration or modification of the common area materially and adversely affects Tenant's use of the parking areas of the Project, Landlord may provide to Tenant a reasonable alternate parking area for Tenant's and Tenant's Parties' use within a reasonable proximity to the Building. During the Term hereof, provided that Tenant complies with the reasonable requirements of Landlord's security system, Tenant shall have the right to access the Premises via Landlord's security system, twenty-four (24) hours per day, three hundred sixty-five (365) days per calendar year, in accordance with the terms and conditions of this Lease, subject to Landlord's repair and maintenance obligations pursuant to this Lease which obligations may require the performance of after-hours repair or maintenance work by Landlord which work may temporarily prevent after-hours access to the Building. As of the date of this lease, Landlord employs a roving security service covering the Project. Notwithstanding the foregoing, nothing in this Lease shall be deemed to require that Landlord provide security services to Tenant or any tenant of the Project at any time.

B. LIMITATIONS. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the common areas as a result of Tenant's or any Tenant's Party's use thereof, nor take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project or elsewhere, or interfere with their use of their respective premises or common areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of the above-referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

C. COMPLIANCE WITH REGULATIONS. Subject to punchlist items, if any, provided by Tenant to Landlord in accordance with Paragraph 2.B above, when entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry. Tenant shall at its sole cost and expense strictly comply with all existing or future applicable municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record (to the extent Tenant has actual or constructive knowledge of such restrictions of record) governing and relating to Tenant's Permitted Use or other specific use by Tenant or Tenant's Parties; occupancy or possession of the Premises, to Tenant's use of the common areas, or to the use, storage, generation or disposal of Hazardous Materials (hereinafter defined) by Tenant or Tenant's Parties (collectively "REGULATIONS"). Tenant hereby acknowledges that Landlord has provided information regarding title restrictions of record existing as of the date of this Lease. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done in, on, under or about the Project or bring or keep anything which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any loss, cost, expense, damage, attorneys' fees or liability arising out of the failure of Tenant to comply with any Regulation to the extent that such compliance is required of Tenant under this Lease. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord represents that, as of the date Landlord delivers possession of the Premises to Tenant, the Premises shall comply in all material respects with those Regulations applicable to real property located in Santa Clara County and pertaining to the Premises. Landlord shall be responsible for complying with Regulations (including ADA and Title 24 to the extent any such compliance requirement of Landlord is expressly stated herein) pertaining to the common areas of the Project to the extent such compliance is required as a result of Tenant's Permitted Use or to the extent non-compliance would create a hazardous condition in the common areas of the Project or to the extent such Regulations pertain to the common areas of the Project which directly service the Premises, except to the extent arising out of Tenant's occupancy or use of the Premises or common areas or construction of any Tenant Improvements or Alterations made by or on behalf of Tenant, whether by Landlord or otherwise and whether performed before or after the Term Commencement Date, or installation of any equipment, fixtures, furniture or other personal property in or about the Premises. Tenant shall have the sole responsibility for complying, at Tenant's cost, with any and all provisions of the Americans with Disabilities Act of 1990, as it has been and may later be amended ("ADA"), (i) with respect to the Premises; and (ii) with respect to the common areas of the Project where in the case of this clause (ii) such compliance has been brought about by: (A) any Tenant Improvements or Alterations to the Premises or to the common areas made by or on behalf of Tenant, whether by Landlord or otherwise; and whether performed before or after the Term Commencement Date; (B) requirements of Tenant's employees, or any changes to Tenant's use of the Premises; or (C) any architectural barriers caused by Tenant's installation of any equipment, fixtures, furniture, or other personal property in or about the Premises (items
(i) and (ii) collectively, "TENANT'S ADA RESPONSIBILITIES"). Tenant shall indemnify, defend and hold landlord, its agents and employees harmless from and against any and all claims, damages, or liabilities (including, without limitation, reasonable attorneys' fees and costs) arising directly or indirectly from Tenant's failure to satisfy any of Tenant's ADA Responsibilities. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Landlord's failure to comply with any obligations of a landlord under the ADA, other than such claims, damages or liabilities arising from Tenant's failure to satisfy any of Tenant's ADA Responsibilities; provided, however, that Landlord may treat costs of ADA compliance with respect to the common areas of the Project to the extent incurred after the date Landlord delivers possession of the Premises to Tenant as an Operating Expense. Notwithstanding anything to the contrary contained in Paragraph 7.A of this Lease, costs of ADA and Title 24 compliance brought about by alterations to the common areas performed before the date Landlord delivers possession of the Premises to Tenant for Tenant's construction of the Tenant Improvements, or which are expressly made Landlord's responsibility under this Lease, will be borne solely by Landlord and shall neither be treated as an Operating Expense nor be the responsibility of Tenant, except to the extent provided herein. Landlord represents that, as of the date Landlord delivers possession of the Premises to Tenant, to the best of Landlord's actual knowledge, the Premises and the Building shall comply in all material respects with the ADA and Title 24 as the ADA and Title 24 have, as of the date Landlord delivers possession of the Premises to Tenant, been interpreted in Santa Clara County and pertain to the Premises and the Building. Notwithstanding anything to the contrary contained in this Lease, regardless of whether the cost of compliance with Regulations shall be borne by Tenant, or Tenant and other tenants of the Project as an Operating Expense (as defined herein), Landlord shall perform or cause to be performed any compliance with Regulations items as described in this Lease which items are located in the common area or are structural in nature; provided, however, that the costs of such compliance items shall be allocated in accordance herewith.

D. HAZARDOUS MATERIALS. As used in this Lease, "HAZARDOUS MATERIALS" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or other similar designations in any Regulation. Tenant shall not cause, or allow any of Tenant's Parties to cause, any Hazardous Materials to be handled, used, generated, stored, released or disposed of in, on, under or about the Premises, the Building or the Project or surrounding land or environment in violation of any Regulations. Tenant must obtain Landlord's written consent prior to the introduction of any Hazardous Materials onto the Project. Notwithstanding the foregoing, Tenant may handle, store, use and dispose of products containing small quantities of Hazardous Materials for "general office purposes" (such as toner for copiers) to the extent customary and necessary for the Permitted Use of the Premises; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building, or Project or surrounding land or environment. Tenant shall immediately notify Landlord in writing of any Hazardous Materials' contamination of any portion of the Project of which Tenant becomes aware, whether or not caused by Tenant. Landlord shall have the right at all reasonable times and if Landlord determines in good faith that Tenant may not be in compliance with this Paragraph 4.D to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including reasonable attorneys' and consultants' fees, and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any of Tenant's Parties in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                            5. RULES AND REGULATIONS

        Tenant shall faithfully observe and comply with the building rules and regulations attached hereto as EXHIBIT A and any other rules and regulations and any modifications or additions thereto which Landlord may from time to time prescribe in writing for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or the Building or Project. Tenant shall cause Tenant's Parties to comply with such rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building or Project with any of such rules and regulations, any other tenant's or occupant's lease or any Regulations.

                                     6. RENT

A. BASE RENT. Tenant shall pay to Landlord and Landlord shall receive, without notice or demand throughout the Term, Base Rent as specified in the Basic Lease Information, payable in monthly installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction or offset whatsoever, at the Remittance Address specified in the Basic Lease Information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term for the Premises shall be paid by Tenant upon Tenant's execution of this Lease. Such payment of Base Rent for the first full month of the Term shall be applied to the first full month of the Term by Landlord upon its receipt thereof so that, upon such application by Landlord of such payment, no additional payment of Base Rent allocable to the first full month of the Term shall be due from Tenant. If the obligation for payment of Base Rent commences on a day other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. As used herein, the term "Base Rent" shall mean the Base Rent specified in the Basic Lease Information as it may be so adjusted from time to time.

B. ADDITIONAL RENT. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant's Proportionate Share of Operating Expenses, as specified in Paragraph 7 of this Lease, charges to be paid by Tenant under Paragraph 15, the interest and late charge described in Paragraphs 26.D. and E., and any monies spent by Landlord pursuant to Paragraph 30, shall be considered additional rent ("ADDITIONAL RENT"). "RENT" shall mean Base Rent and Additional Rent.

                              7. OPERATING EXPENSES

A. OPERATING EXPENSES. In addition to the Base Rent required to be paid hereunder, Tenant shall pay as Additional Rent, Tenant's Proportionate Share of the Building and/or Project (as applicable), as defined in the Basic Lease Information, of Operating Expenses (defined below) in the manner set forth below. Tenant's Proportionate Share of the Project shall mean the ratio of the rentable square feet of the Premises over the sum of the number of rentable square feet of (i) the applicable portion of the Project, and/or (ii) other projects within the San Jose International Airport geographic area and owned by Landlord which other projects share services with the Project, and, with respect to each of clause (i) and (ii) above, for which an Operating Expense shall be chargeable to Tenant pursuant to this Lease, Tenant shall pay the applicable Tenant's Proportionate Share of each such Operating Expenses. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes are made to the Premises, Building or Project or the configuration of any thereof, Landlord shall adjust Tenant's Proportionate Share of the Building or Project to equitably and fairly reflect the change. Landlord's determination of Tenant's Proportionate Share of the Building and of the Project shall be conclusive so long as it is reasonably and consistently applied. "OPERATING EXPENSES" shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner) other than those expenses and costs which are specifically attributable to Tenant or which are expressly made the financial responsibility of Landlord or specific tenants of the Building or Project pursuant to this Lease. Operating Expenses shall include, but are not limited to, the following:

        (1) TAXES. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, and other impositions, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are now or hereafter assessed, levied, charged, confirmed, or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or


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

        component thereof), or any tax, assessment or fee imposed in substitution, partially or totally, of any of the above. Operating Expenses shall also include any taxes, assessments, reassessments, or other fees or impositions with respect to the development, leasing, management, maintenance, alteration, repair, use or occupancy of the Premises, Building or Project or any portion thereof, including, without limitation, by or for Tenant, and all increases therein or reassessments thereof whether the increases or reassessments result from increased rate and/or valuation (whether upon a transfer of the Building or Project or any portion thereof or any interest therein or for any other reason). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Building or the Project, or taxes computed upon the basis of the net income of any owners of any interest in the Building or the Project. If it shall not be lawful for Tenant to reimburse Landlord for all or any part of such taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.

        (2) INSURANCE. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord, including for the insurance coverage set forth in Paragraph 8.A. herein.

        (3) COMMON AREA MAINTENANCE.

               (a) Repairs, replacements, and general maintenance of and for the Building and Project and public and common areas and facilities of and comprising the Building and Project, including, but not limited to, the roof and roof membrane, windows, elevators, restrooms, conference rooms, health club facilities, lobbies, mezzanines, balconies, mechanical rooms, building exteriors, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, loading areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project, which determination shall be at Landlord's discretion, except for: those items to the extent paid for by the proceeds of insurance or paid directly by Tenant or other third parties; and those items attributable solely or jointly to specific tenants of the Building or Project.

               (b) Repairs, replacements, and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building that in Landlord's discretion may reduce any other Operating Expenses, including present or future repair work, are reasonably necessary for the health and safety of the occupants of the Building or Project, or for the operation of the Building systems, services and equipment, or are required to comply with any Regulation, such costs or allocable portions thereof to be amortized over such reasonable period as Landlord shall determine which period is substantially in accordance with generally accepted accounting practices, together with interest on the unamortized balance at the publicly announced "prime rate" charged by Wells Fargo Bank, N.A. (San Francisco) or its successor at the time such improvements or capital assets are constructed or acquired, plus two (2) percentage points, or in the absence of such prime rate, then at the U.S. Treasury six-month market note (or bond, if so designated) rate as published by any national financial publication selected by Landlord, plus four (4) percentage points, but in no event more than the lesser of (i) ten percent (10%) or (ii) the maximum rate permitted by law, plus reasonable financing charges.

               (c) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant or instrument relating to the Building or Project.

               (d) All expenses and rental related to services and costs of supplies, materials and equipment used in operating, managing and maintaining the Premises, Building and Project, the equipment therein and the adjacent sidewalks, driveways, parking and service areas, including, without limitation, expenses related to service agreements regarding security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits and management office rent.

               (e) The cost of supplying any services and utilities which benefit all or a portion of the Premises, Building or Project, including without limitation services and utilities provided pursuant to Paragraph 15 hereof.

               (f) Legal expenses and the cost of audits by certified public accountants; provided, however, that legal expenses chargeable as Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.

               (g) A management and accounting cost recovery fee not to exceed three percent (3%) of the sum of the Project's revenues.

If the rentable area of the Building and/or Project is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in Landlord's discretion in computing the Operating Expenses for such year so that Tenant pays an equitable portion of all variable items (e.g., utilities, janitorial services and other component expenses that are affected by variations in occupancy levels) of Operating Expenses, as reasonably determined by Landlord; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Operating Expenses actually incurred by Landlord from all of the tenants in the Building or Project, as the case may be.

Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of specific tenants of the Building or Project other than Tenant, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Paragraph 7.A(3)(b) above. Moreover, if Landlord does not provide janitorial service to the Premises, Operating Expenses with respect to the Premises shall not include the cost of janitorial service. In addition, notwithstanding anything in the definition of Operating Expenses in this Lease to the contrary, Operating Expenses shall not include the following, except to the extent specifically provided in this Paragraph 7.A: costs of capital improvements, replacements or equipment and any depreciation or amortization expenses thereon, except to the extent included in Operating Expenses in Paragraph 7.A of this Lease; marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Project; except to the extent included in Operating Expenses in Paragraph 7.A(3) above, interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building or Project or the land on which the Building or Project is situated; and advertising and promotional expenditures; Landlord's general corporate overhead and general administrative expenses not related to the operation of the Building or the Project (including executive salaries), except as specifically set forth in Paragraph 7.A of this Lease.

Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Proportionate Share, Landlord shall have the right to allocate costs in any manner

Landlord reasonably deems appropriate. Landlord shall not collect from the tenants of the Project an amount greater that 100% of the Operating Expenses incurred in the Project.

The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto, except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to provide the same.

B. PAYMENT OF ESTIMATED OPERATING EXPENSES. "ESTIMATED OPERATING EXPENSES" for any particular year shall mean Landlord's estimate of the Operating Expenses for such fiscal year made with respect to such fiscal year as hereinafter provided. Landlord shall have the right from time to time to revise its fiscal year and interim accounting periods so long as the periods as so revised are reconciled with prior periods in a reasonable manner. During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of the Estimated Operating Expenses for the ensuing fiscal year. Tenant shall pay Tenant's Proportionate Share of the Estimated Operating Expenses with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses applies in monthly installments on the first day of each calendar month during such year, in advance. Such payment shall be construed to be Additional Rent for all purposes hereunder. If at any time during the course of the fiscal year, Landlord reasonably determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than five percent (5%), Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant's monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant's Proportionate Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.

C. COMPUTATION OF OPERATING EXPENSE ADJUSTMENT. "OPERATING EXPENSE ADJUSTMENT" shall mean the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of Operating Expense Adjustment. If such statement shows that Tenant's payment based upon Estimated Operating Expenses is less than Tenant's Proportionate Share of Operating Expenses, then Tenant shall pay to Landlord the difference within thirty (30) days after receipt of such statement, such payment to constitute Additional Rent for all purposes hereunder. If such statement shows that Tenant's payments of Estimated Operating Expenses exceed Tenant's Proportionate Share of Operating Expenses, then (provided that Tenant is not in default under this Lease) Landlord shall pay to Tenant the difference within thirty (30) days after delivery of such statement to Tenant. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the Operating Expense Adjustment shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenant's Proportionate Share of the Operating Expense Adjustment shall be prorated based on a month of 30 days and the number of calendar months during such fiscal year that this Lease is in effect. Notwithstanding anything to the contrary contained in Paragraph 7.A or 7.B, Landlord's failure to provide any notices or statements within the time periods specified in those paragraphs shall in no way excuse Tenant from its obligation to pay Tenant's Proportionate Share of Operating Expenses.

D. NET LEASE. This shall be a triple net Lease and Base Rent shall be paid to Landlord absolutely net of all costs and expenses, except as specifically provided to the contrary in this Lease. The provisions for payment of Operating Expenses and the Operating Expense Adjustment are intended to pass on to Tenant and reimburse Landlord for all costs and expenses of the nature described in Paragraph 7.A. incurred in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building and/or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project.

E. TENANT AUDIT. If Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.B. or 7.C. above, Tenant shall have the right, not later than thirty (30) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to notify Landlord of such dispute and to request an audit in writing, and within sixty (60) days after Landlord's receipt of such written notice, to cause Landlord's books and records with respect to Operating Expenses for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Operating Expense Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses a liability for a refund in excess of six percent (6%) of Tenant's Proportionate Share of the Operating Expenses previously reported, the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within thirty (30) days after receipt of Landlord's statement provided pursuant to Paragraph 7.B. or 7.C., such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant's auditors, Tenant's executives and financial managers and Tenant's legal counsel, all of whom Tenant shall require to keep confidential any information discovered through such audit, which requirement of confidentiality shall survive the termination of this Lease. Except to the extent required by an order of a court with proper jurisdiction (in which event, Tenant shall give Landlord reasonable prior notice prior to any such disclosure required of Tenant), Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord's prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord's books and records in connection with this Paragraph 7.E.

                        8. INSURANCE AND INDEMNIFICATION

A. LANDLORD'S INSURANCE. All insurance maintained by Landlord shall be for the sole benefit of Landlord and under Landlord's sole control.

        (1) PROPERTY INSURANCE. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in the form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain "All Risk" coverage, and may also obtain earthquake, pollution, and/or flood insurance in amounts selected by Landlord.

        (2) OPTIONAL INSURANCE. Landlord, at Landlord's option, may also (but shall have no obligation to) carry (i) insurance against loss of rent, in an amount equal to the amount of Base Rent and Additional Rent that Landlord could be required to abate to all Building tenants in the event of condemnation or casualty damage for a period of twelve (12) months; and (ii) liability insurance and such other insurance as Landlord may deem prudent or advisable, in such amounts and on such terms as Landlord shall determine. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises.

B. TENANT'S INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term the following:

        (1) PROPERTY INSURANCE. Insurance on all personal property and fixtures of Tenant and all improvements, additions or alterations made by or for Tenant to the Premises on an "All Risk" basis, insuring such property for the full replacement value of such property.

        (2) LIABILITY INSURANCE. Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises and the Project, and any part of either, and any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include contractual liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a minimum general aggregate limit of Three Million Dollars ($3,000,000.00), with an "Additional Insured -- Managers or Lessors of Premises Endorsement." All such policies shall be written to apply to all bodily injury (including death), property damage or loss, personal and advertising injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be "PRIMARY" and non-contributing with any insurance maintained by Landlord, which shall be excess insurance only. Such coverage shall also contain endorsements including employees as additional insureds if not covered by Tenant's Commercial General Liability Insurance. All such insurance shall provide for the severability of interests of insureds; and shall be written on an "OCCURRENCE" basis, which shall afford coverage for all claims based on acts, omissions, injury and damage, which occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

        (3) WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE. Workers' Compensation Insurance as required by any Regulation, and Employers' Liability Insurance in amounts not less than One Million Dollars ($1,000,000) each accident for bodily injury by accident; One Million Dollars ($1,000,000) policy limit for bodily injury by disease; and One Million Dollars ($1,000,000) each employee for bodily injury by disease.

        (4) COMMERCIAL AUTO LIABILITY INSURANCE. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto of Tenant (including owned, hired and non-owned autos, and automobiles used within the scope of employment under Tenant).

        (5) ALTERATIONS REQUIREMENTS. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence reasonably satisfactory to Landlord that Tenant carries "Builder's Risk" insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily and reasonably require, and (iii) if Landlord requests, in writing, a lien and completion bond or, in lieu of a lien and completion bond, Tenant may guarantee the financial and construction performance of Tenant's contractor, or other security in form and amount satisfactory to Landlord in Landlord's reasonable discretion (which amount of such bond or other security shall be approximately one hundred fifty percent (150%) of the total cost of completion of the portion of the Tenant Improvements for which Landlord requires such additional security). Landlord shall in no event be required to accept an instrument of security for purposes of the foregoing sentence which instrument of security is not customarily accepted by Landlord for such purposes in the ordinary course of Landlord's business operations.

        (6) GENERAL INSURANCE REQUIREMENTS. All coverages described in this Paragraph 8.B. shall be endorsed to (i) provide Landlord with thirty
        (30) days' notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Paragraph 8.B. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A X or better in "Best's Insurance Guide" and authorized to do business in the State of California. With respect to the Tenant named hereunder (Brocade Communications Systems, Inc."), in any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed One Hundred Thousand Dollars ($100,000.00) per occurrence, provided that Tenant maintains a tangible net worth of at least Fifty Million and No/100 Dollars ($50,000,000.00) as reasonably determined by Landlord, or, if Tenant's net worth is less than Fifty Million and No/100 Dollars ($50,000,000.00), such deductible amounts shall not exceed Twenty-Five Thousand and No/100 Dollars ($25,000.00) per occurrence. With respect to any other party which becomes "Tenant" under this Lease, by assignment or operation of law, or otherwise, in any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed Five Thousand Dollars ($5,000.00) per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least fifteen
        (15) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent.

        (7) LIQUOR LIABILITY. Tenant shall, at its sole cost and expense, at all times from and after the date of this Lease and throughout the Term, and any extension thereof, keep in force liquor liability insurance in the minimum amount of Two Million Dollars ($2,000,000.00), per occurrence, naming Landlord and any parties designated by Landlord as additional insureds. Tenant's liquor liability insurance may, at Tenant's option, be in the form of host liquor liability coverage under Tenant's commercial general liability insurance provided that such coverage satisfies the criteria set forth in the immediately preceding sentence and Tenant provides to Landlord evidence of such coverage reasonably satisfactory to Landlord.

C. INDEMNIFICATION. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord, protect and hold Landlord, Spieker Properties, Inc., and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, "LANDLORD INDEMNITEES") harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments, directly or indirectly arising out of or related to: (1) claims of injury to or death of persons or damage to property or business loss occurring or resulting directly or indirectly from the use or occupancy of the Premises, Building or Project by Tenant or Tenant's Parties, or from activities or failures to act of Tenant or Tenant's Parties; (2) claims arising from work or labor performed, or for materials or supplies furnished to or at the request or for the account of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (3) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease; and (4) claims arising from the negligence or intentional acts or omissions of Tenant or Tenant's Parties. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's agents, employees, or contractors or Landlord's breach of a material term of this Lease beyond any applicable cure periods. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of, or damage to any person or property or business loss in or about the Premises, Building or Project by or from any cause whatsoever (other than Landlord's gross negligence or willful misconduct or Landlord's breach of a material term of this Lease beyond any applicable cure periods) and, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises,

Building or Project, acts of God or of third parties, or any matter outside of the reasonable control of Landlord. The provisions of this Paragraph shall survive the expiration or earlier termination of this Lease.

                            9. WAIVER OF SUBROGATION

        Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

                     10. LANDLORD'S REPAIRS AND MAINTENANCE

        Landlord shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall promptly give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible upon Tenant's knowledge of the same, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Landlord shall use commercially reasonable efforts to cause its agents, employees and contractors who enter the Premises to use commercially reasonable efforts not to unreasonably interfere with Tenant's Permitted Use of the Premises. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building, except as provided in Paragraph 24. Subject to punchlist items with respect to the Base Building Work described in Paragraph 2.B hereof, by taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

                      11. TENANT'S REPAIRS AND MAINTENANCE

        Tenant shall at all times during the Term at Tenant's expense maintain all parts of the Premises and such portions of the Building as are within the exclusive control of Tenant in a first-class, good, clean and secure condition and promptly make all necessary repairs and replacements, as reasonably determined by Landlord, with materials and workmanship of the same character, kind and quality as the original. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Premises or the Building or Project resulting from or caused by any negligence or act of Tenant or Tenant's Parties.

                                 12. ALTERATIONS

A. Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, including without limitation the attachment of any fixtures or equipment, in, about or to the Premises ("ALTERATIONS") without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to proposed Alterations which: (a) comply with all applicable Regulations; (b) are, in Landlord's reasonable opinion, compatible with the Building or the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Regulations (including, without limitation, the Americans With Disabilities Act) unless Tenant agrees in a writing acceptable to Landlord to pay for all costs and expenses associated with such compliance requirement (which agreement shall survive termination of this Lease); and (c) will not interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or its invitees. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Notwithstanding the foregoing, Tenant shall have the right, without consent of, but upon at least ten (10) business days' prior written notice (as provided under Paragraph 12.B below) to Landlord, to make non-structural, cosmetic Alterations within the interior of the Premises (and which are not visible from the outside of the Premises), which do not impair the value of the Building, and which cost, less than Twenty-Five Thousand Dollars ($25,000.00), provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph 12, including without limitation, subparagraphs (a) through (c) above, other than the requirement of Landlord's prior consent. Tenant shall also have the right, without consent of, but upon at least ten (10) business days' prior written notice (as provided under Paragraph 12.B below) to Landlord, to make non-structural Alterations within the laboratories (and which are not visible from the outside of the Premises), which do not impair the value of the Building, and which cost, less than Fifty Thousand Dollars ($50,000.00), provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph 12, including without limitation, subparagraphs (a) through (c) above, other than the requirement of Landlord's prior consent. In addition, all Alterations shall be performed by duly licensed contractors or subcontractors reasonably acceptable to Landlord, proof of insurance shall be submitted to Landlord as required under Paragraph 8.B above, and Landlord reserves the right to impose reasonable rules and regulations for contractors and subcontractors. Tenant shall, if requested by Landlord, promptly furnish Landlord with complete as-built plans and specifications for any Alterations performed by Tenant to the Premises, at Tenant's sole cost and expense. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all applicable Regulations and Paragraph 27 hereof. Tenant shall at Tenant's sole expense, perform any additional work required under applicable Regulations due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant's obligations under this Paragraph 12, nor constitute any warranty or representation that the same complies with all applicable Regulations, for which Tenant shall at all times be solely responsible. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of eight percent (8%) of the cost of the Alterations as Additional Rent hereunder. All such Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord's option, require that Tenant, at Tenant's expense, remove any or all Alterations (excluding the initial Tenant Improvements and any improvements installed by Landlord on behalf of Tenant in the Phase I Temporary Premises or the Phase II Temporary Premises (each as herein defined)) made by or on behalf of Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations, reasonable wear and tear excepted. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner so as not to cause any damage to the Premises or Project whatsoever. If Tenant fails to remove such Alterations or Tenant's trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay Tenant's Proportionate Share of Operating Expenses, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against its fixtures or personal property, on the value of Alterations within the Premises, and on Tenant's interest pursuant to this Lease, or any


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

increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

At Landlord's election and notwithstanding the foregoing, however, Tenant shall pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition, such cost to include a reasonable charge for Landlord's overhead and profit as provided above at the time Landlord grants written consent to a requested Alteration; provided, however, that Landlord shall not require that Tenant pay to Landlord the cost of removing any such Alterations and restoring the Premises to their original condition as described in the foregoing sentence if the following conditions precedent are satisfied by
Tenant: (i) Tenant (and not a sublessee or assignee of Tenant) shall be the party for which the Alterations are requested and Tenant is in possession of the portion of the Premises upon which the Alterations shall be made, and (ii) the removal costs of such Alterations described above are determined by Landlord in its reasonable discretion to be less than a cumulative total of one hundred thousand and no/100 dollars ($100,000.00) with respect to all existing Alterations which Landlord may require to be removed pursuant to the terms of this Lease. Nothing in the foregoing sentence shall be interpreted to relieve Tenant of its obligations described in this Lease to remove Alterations and restore the Premises at Tenant's cost in accordance with this Paragraph 12, Paragraph 36 and with other applicable terms and conditions of this Lease. In the event that Tenant does remove any such Alterations and restores the Premises in accordance with the terms of this Lease, Landlord shall return any monies delivered by Tenant to Landlord in accordance with the preceding sentence. In the event Tenant fails to remove Alterations and restore the Premises in accordance with the terms of this Lease, Landlord may perform the same on Tenant's behalf apply monies collected by Landlord for such purpose to the removal and restoration or, in the event Landlord does not require any such payment by Tenant, the amount due from Tenant may be deducted from the Security Deposit or any other sums or amounts held by Landlord under this Lease.

B. In compliance with Paragraph 27 hereof, at least ten (10) business days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.

C. Notwithstanding anything to the contrary contained in Paragraph 12.A, at the time Landlord gives its consent for any Alterations, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. Landlord shall respond to Tenant's written request for consent to any Alterations within fifteen (15) business days. In the event Landlord fails to respond to Tenant's written request within such fifteen (15) business day time period, Landlord shall not be in default hereof nor shall Tenant be deemed to have received consent to the requested Alterations; however Tenant is entitled to provide a second written request for consent to Landlord. Landlord shall respond to Tenant's second written request for consent described in this Paragraph 12.C within ten (10) business days after Landlord's receipt thereof. In the event Landlord fails to so respond to Tenant's second written request, Landlord shall be deemed to have consented to Tenant's request to make Alterations; provided, however, that if the total aggregate cost of any proposed Alterations by Tenant during the previous six (6) month period is equal to or more than One Hundred Thousand Dollars ($100,000.00), Landlord shall be deemed to have rejected Tenant's second request to make such Alterations.

                                    13. SIGNS

        Tenant shall not place, install, affix, paint or maintain any signs, notices, graphics or banners whatsoever or any window decor which is visible in or from public view or corridors, the common areas or the exterior of the Premises or the Building, in or on any exterior window or window fronting upon any common areas or service area without Landlord's prior written approval which Landlord shall have the right to withhold in its absolute and sole discretion; provided that Tenant's name shall be included in any Building-standard door and directory signage, if any, in accordance with Landlord's Building signage program, including without limitation, payment by Tenant of any fee charged by Landlord for maintaining such signage, which fee shall constitute Additional Rent hereunder. Any installation of signs, notices, graphics or banners on or about the Premises or Project approved by Landlord shall be subject to any Regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs or graphics by the expiration or any earlier termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the Premises, Building or Project and any other improvements contained therein, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal. Any signage rights granted by Landlord to Tenant shall be exclusive to Tenant and such rights shall not be assigned, subleased or otherwise conveyed without the prior written approval of Landlord of which Landlord shall have the right to withhold in its absolute and sole discretion. Tenant's signage rights under this Paragraph are personal to the original Tenant named in this Lease and shall not inure to the benefit of any assignees or subtenants. Notwithstanding anything contained in this Paragraph 13 to the contrary, provided that Tenant is occupying at least fifty percent (50%) of the Premises, Tenant shall be entitled to two (2) signs to be located on the upper-most portion of the side of the Building in locations to be reasonably determined by Landlord. In addition, at Tenant's sole cost and expense, Landlord shall provide non-exclusive monument signage to be designed within the parameters of Landlord's Skyport signage program. All signage rights are personal to Tenant and subject to the following terms and conditions:

        1. Tenant shall submit plans and drawings for such signage to the City of San Jose and to any other public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable Regulations;

        2. Tenant shall, at Tenant's sole cost and expense, design, construct and install such signage;

        3. All signs shall be subject to Landlord's prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion;

        4. Tenant shall maintain its signage in good condition and repair, and all costs of maintenance and repair shall be borne by Tenant. Maintenance shall include, without limitation, cleaning and, if such signage is illuminated, relamping at reasonable intervals. Tenant shall be responsible for any electrical energy used in connection with its signs;

        5. At Landlord's option, Tenant's signage rights granted hereby may be revoked and terminated upon occurrence of any of the following events:

               (a) Tenant shall be in material default, as defined in Paragraph 26 as determined by Landlord in its sole discretion, and shall not have cured said default for a period of ninety (90) days;

               (b) Except with respect to Permitted Transfers described in Paragraph 21.A(3) hereof, Tenant shall assign this Lease or sublet any portion of the Premises without Landlord's prior written consent in accordance with Paragraph 21, or Tenant occupies less than fifty percent (50%) of the Premises;

               (c) This Lease shall terminate or otherwise no longer be in effect.

        6. Upon the expiration or earlier termination of this Lease if Tenant fails to remove its signage in accordance with this Paragraph 13, or at such other time that Tenant's signage rights are terminated pursuant to the terms hereof, Landlord shall cause Tenant's signage to be removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of Tenant's signage (including, if necessary, the replacement of any precast concrete panels), all at the sole cost and expense of Tenant and otherwise in accordance with Paragraph 36 of this Lease, without further notice from Landlord notwithstanding anything to the contrary contained in this Lease. Tenant shall pay all costs and expenses for such removal and restoration within thirty (30) days following delivery of an invoice therefor.

                         14. INSPECTION/POSTING NOTICES

        After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord's agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants, purchasers, encumbrancers or to others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. At any time within six (6) months prior to the expiration of the Term or following any earlier termination of this Lease or agreement to terminate this Lease, Landlord shall have the right to erect on the Premises, Building and/or Project a suitable sign indicating that the Premises are available for lease.

                           15. SERVICES AND UTILITIES

A. Provided Tenant shall not be in default hereunder, and subject to the provisions elsewhere herein contained and to the rules and regulations of the Building, Landlord shall furnish to the Premises during ordinary business hours of generally recognized business days, to be reasonably determined by Landlord (but exclusive, in any event, of Saturdays, Sundays and legal holidays), water for lavatory and drinking purposes and electricity, heat and air conditioning as usually furnished or supplied for use of the Premises for reasonable and normal office use as of the date Tenant takes possession of the Premises as determined by Landlord (but not including above-standard or continuous cooling for excessive heat-generating machines, excess lighting or equipment), janitorial services during the times and in the manner that such services are, in Landlord's judgment, customarily furnished in comparable office buildings in the immediate market area, and elevator service, which shall mean service either by nonattended automatic elevators or elevators with attendants, or both, at the option of Landlord. Tenant acknowledges that Tenant has inspected and accepts the water, electricity, heat and air conditioning and other utilities and services being supplied or furnished to the Premises as of the date Tenant takes possession of the Premises, as being sufficient for use of the Premises for reasonable and normal office use in their present condition, "as is," and suitable for the Permitted Use, and for Tenant's intended operations in the Premises. Landlord shall have no obligation to provide additional or after-hours electricity, heating or air conditioning, but if Landlord elects to provide such services at Tenant's request, Tenant shall pay to Landlord, upon demand, a reasonable charge for such services as reasonably determined by Landlord. Tenant agrees to keep and cause to be kept closed all window covering when necessary because of the sun's position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of electrical, heating, ventilating and air conditioning systems. Wherever heat-generating machines, excess lighting or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

B. Tenant shall not without written consent of Landlord use any apparatus, equipment or device in the Premises, including without limitation, computers, electronic data processing machines, copying machines, and other machines, using excess lighting or using electric current, water, or any other resource in excess of or which will in any way increase the amount of electricity, water, or any other resource being furnished or supplied for the use of the Premises for reasonable and normal office use, and the Permitted Use, in each case as of the date Tenant takes possession of the Premises and as determined by Landlord, or which will require additions or alterations to or interfere with the Building power distribution systems; nor connect with electric current, except through existing electrical outlets in the Premises or water pipes, any apparatus, equipment or device for the purpose of using electrical current, water, or any other resource. If Tenant shall require water or electric current or any other resource in excess of that being furnished or supplied for the use of the Premises as of the date Tenant takes possession of the Premises as determined by Landlord, Tenant shall first procure the written consent of Landlord which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of water, electric current or other resource consumed for any such other use. Tenant shall pay directly to Landlord upon demand as an addition to and separate from payment of Operating Expenses the cost of all such additional resources, energy, utility service and meters (and of installation, maintenance and repair thereof and of any additional circuits or other equipment necessary to furnish such additional resources, energy, utility or service). Landlord may add to the separate or metered charge a recovery of additional expense incurred in keeping account of the excess water, electric current or other resource so consumed. Following receipt of Tenant's request to do so, Landlord shall use good faith efforts to restore any service specifically to be provided under Paragraph 15 that becomes unavailable and which is in Landlord's reasonable control to restore; provided, however, that Landlord shall in no case be liable for any damages directly or indirectly resulting from nor shall the Rent or any monies owed Landlord under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any such utilities or services, or any change in the character or means of supplying or providing any such utilities or services or any supplier thereof;
(b) the failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, or otherwise or because of any interruption of service due to Tenant's use of water, electric current or other resource in excess of that being supplied or furnished for the use of the Premises as of the date Tenant takes possession of the Premises; (c) the inadequacy, limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or Project, whether by Regulation or otherwise; or (d) the partial or total unavailability of any such utilities or services to the Premises or the Building or the diminution in the quality or quantity thereof, whether by Regulation or otherwise; or (e) any interruption in Tenant's business operations as a result of any such occurrence; nor shall any such occurrence constitute an actual or constructive eviction of Tenant or a breach of an implied warranty by Landlord. Landlord shall further have no obligation to protect or preserve any apparatus, equipment or device installed by Tenant in the Premises, including without limitation by providing additional or after-hours heating or air conditioning. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local governmental agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program. In addition, Landlord reserves the right to change the supplier or provider of any such utility or service from time to time. Tenant shall have the right to directly contract with or otherwise obtain any electrical or janitorial service for or with respect to the Premises or Tenant's operations therein from any supplier or provider of any such service. Tenant shall cooperate with Landlord and any supplier or provider of such services designated by Landlord from time to time to facilitate the delivery of such services to Tenant at the Premises and to the Building and Project, including without limitation allowing Landlord and Landlord's suppliers or providers, and their respective agents and contractors, reasonable access to the Premises for the purpose of installing, maintaining, repairing, replacing or upgrading such service or any equipment or machinery associated therewith.

C. Tenant shall pay, upon demand, for all utilities furnished to the Premises, or if not separately billed to or metered to Tenant, Tenant's Proportionate Share of all charges jointly serving the Project in accordance with Paragraph 7. All sums payable under this Paragraph 15 shall constitute Additional Rent hereunder.

D. Tenant may contract separately with providers of telecommunications or cellular products, systems or services for the Premises. Even though such products, systems or services may be installed or provided by such providers in the Building, in consideration for Landlord's permitting such providers to provide such services to Tenant, Tenant agrees that Landlord and the Landlord Indemnitees shall in no event be liable to Tenant or any Tenant Party for any damages of any nature whatsoever arising out of or relating to the products, systems or services provided by such providers (or any failure, interruption, defect in or loss of the same) or any acts or omissions of such providers in connection with the same or any interference in Tenant's business caused thereby. Tenant waives and releases all rights and remedies against Landlord and the Landlord Indemnitees that are inconsistent with the foregoing.

E. Tenant shall have the right to contract directly for, and pay all charges for, janitorial services to the Premises. Prior to entering into any contract with a provider of janitorial services, Tenant shall provide a copy of the contract to Landlord and obtain Landlord's written approval of the contract and the provider which approval Landlord shall not unreasonably withhold or delay. Tenant agrees that the Landlord and the Landlord Indemnitees shall in no event be liable to Tenant or any Tenant Party for any damages of any nature whatsoever arising out of or relating to the services provided by such provider or any acts or omissions of such provider in connection with the same or any interference in Tenant's business caused thereby.

                                16. SUBORDINATION

    Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease. Within ten (10) days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant's attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust, subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant's expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.

                            17. FINANCIAL STATEMENTS

        At the request of Landlord from time to time, Tenant shall provide to Landlord Tenant's and any guarantor's current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project. Unless required by law or court order, Landlord shall not disclose, provide or make available any confidential information revealed by Tenant's private financial information to any person or entity (except for Landlord's financial consultants, partners, lenders and counsel) without Tenant's prior written consent, which consent shall not be unreasonably withheld.

                            18. ESTOPPEL CERTIFICATE

        Tenant agrees from time to time, within ten (10) days after request of Landlord, to deliver to Landlord, or Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the unexpired portion of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land at which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Tenant agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period, Landlord may execute and deliver such certificate on Tenant's behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or Project or any interest therein. The parties agree that Tenant's obligation to furnish such estoppel certificates in a timely fashion is a material inducement for Landlord's execution of this Lease, and shall be an event of default (without any cure period that might be provided under Paragraph 26.A(3) of this Lease) if Tenant fails to fully comply or makes any material misstatement in any such certificate.

                              19. SECURITY DEPOSIT

        Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit as stated in the Basic Lease Information (the "SECURITY DEPOSIT"), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant's covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be promptly returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled to Landlord's reasonable satisfaction, reduced by such amounts as may be required by Landlord (i) to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, (ii) to repair damage to the Premises, Building or Project caused by Tenant or any Tenant's Parties, and
(iii) to clean the Premises to the extent Tenant fails to comply with Paragraph 36 hereof. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

                       20. LIMITATION OF TENANT'S REMEDIES

        The obligations and liability of Landlord to Tenant for any default by Landlord under the terms of this Lease are not personal obligations of Landlord or of the individual or other partners of Landlord or its or their partners, directors, officers, or shareholders, and


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

Tenant agrees to look solely to Landlord's interest in the Project for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners of Landlord or its or their partners, directors, officers or shareholders. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Project. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.

                          21. ASSIGNMENT AND SUBLETTING

A. (1) GENERAL. This Lease has been negotiated to be and is granted as an accommodation to Tenant. Accordingly, this Lease is personal to Tenant, and Tenant's rights granted hereunder do not include the right to assign this Lease or sublease the Premises, or to receive any excess, either in installments or lump sum, over the Rent which is expressly reserved by Landlord as hereinafter provided, except as otherwise expressly hereinafter provided. Tenant shall not assign or pledge this Lease or sublet the Premises or any part thereof, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, pledge, subleasing or occupancy, without Landlord's prior written consent except as provided herein. If Tenant desires to assign this Lease or sublet any or all of the Premises in the case where Landlord's consent is required, Tenant shall give Landlord written notice (the "TRANSFER NOTICE") at least thirty (30) days prior to the anticipated effective date of the proposed assignment or sublease, which shall contain all of the information reasonably requested by Landlord to address Landlord's decision criteria specified hereinafter. Landlord shall then have a period of ten (10) business days following receipt of the Transfer Notice to notify Tenant in writing that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date so requested by Tenant; or (ii) to consent to the proposed assignment or sublease, subject, however, to Landlord's prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the assignment or sublease. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord of the proposed assignee or subtenant shall still be required. If Landlord does not exercise option (i) above, Landlord's consent to a proposed assignment or sublease shall not be unreasonably withheld. Consent to any assignment or subletting shall not constitute consent to any subsequent transaction to which this Paragraph 21 applies. Notwithstanding the foregoing, during the first one hundred twenty (120) months of the Term of this Lease only and with respect to the initial Premises described herein only, Landlord hereby waives its right to recapture a portion of the Premises as such right is described in clause (i) above, in the following circumstances only (any such conforming sublease, including a Large Recapture Sublease and a Small Recapture Sublease (each as defined below), hereinafter a "RECAPTURE WAIVER SUBLEASE"):

        (W) with respect to a Recapture Waiver Sublease that covers a portion of the Premises greater than two (2) full floors, including any Recapture Waiver Sublease that expands the premises leased pursuant to any other Recapture Waiver Sublease by such subtenant or any entity related in any way to such subtenant, ("LARGE RECAPTURE SUBLEASE"), the term of all or any portion of a Large Recapture Sublease shall not exceed thirty-six (36) months and shall not be extended for any reason whatsoever; and

        (X) with respect to a Recapture Waiver Sublease that covers a portion of the Premises less than or equal to two (2) full floors, including any Recapture Waiver Sublease that expands the premises leased pursuant to any other Recapture Waiver Sublease by such subtenant or any entity related in any way to such subtenant, ("SMALL RECAPTURE SUBLEASE"), the term of all or any portion of a Small Recapture Sublease shall not exceed forty-eight (48) months and shall not be extended for any reason whatsoever; and

        (Y)    Tenant shall not at any time during the first one hundred twenty
               (120) months of the Term sublease or assign more than four (4) full floors of the Building pursuant to Recapture Waiver Sublease(s); and

        (Z) the rental charged in connection with any Recapture Waiver Sublease must be no less than the fair market rental then-currently charged for comparable first-class office building space located within the San Jose Airport geographic area as such fair market rental is reasonably determined by Landlord.

        Notwithstanding the provisions of Paragraph 21.A. (2) below to the contrary, with respect to any Recapture Waiver Sublease only, the standard of "sound financial condition" described as a condition to Landlord's consent shall be based upon a determination by Landlord, in its reasonable discretion, that such proposed transferee shall have a tangible net worth, evidenced by audited financial statements delivered to Landlord pursuant to the terms of this Lease, that is reasonably sufficient, taking into account all expected obligations of the transferee with respect to the proposed transfer and all of its other contingent and noncontingent obligations, to service when due the obligations of the transferee with respect to the proposed transfer.

        (2) CONDITIONS OF LANDLORD'S CONSENT. Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord's consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: if the proposed assignee does not agree to be bound by and assume the obligations of Tenant under this Lease in form and substance reasonably satisfactory to Landlord; the use of the Premises by such proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Regulation or would increase the Occupancy Density or Parking Density of the Building or Project, or would otherwise result in an undesirable tenant mix for the Project as determined by Landlord; the proposed assignee or subtenant is not of sound financial condition as determined by Landlord in Landlord's sole discretion; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; the proposed assignee or subtenant is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; the assignment or subletting would entail any Alterations which would lessen the value of the leasehold improvements in the Premises or use of any Hazardous Materials (except as expressly approved in this Lease) or other noxious use or use which may unreasonably disturb other tenants of the Project; or Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on three (3) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. Upon a termination under Paragraph 21.A(1)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for assignment or subletting, Tenant shall pay to Landlord Landlord's standard fee (which amount shall not exceed $1,500.00) for approving such requests, as well as all costs reasonably incurred by Landlord and all costs incurred by any mortgagee or ground lessor in approving each such request and effecting any such transfer, including, without limitation, reasonable attorneys' fees.

        (3) PERMITTED TRANSFERS. An "Affiliate" means any entity that (i) controls, is controlled by, or is under common control with Tenant (ii) results from the transfer of all or substantially all of Tenant's assets or stock, or (iii) results from the merger or

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

        consolidation of Tenant with another entity. "Control," as used in the previous sentence, means the direct or indirect ownership of more than fifty percent (50%) of the voting securities of an entity or possession of the right to vote more than fifty percent (50%) of the voting interest in the ordinary direction of the entity's affairs. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent is not required for any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least five (5) days after any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the transfer and the transferee in support of the requirements of this Paragraph 21.A(3));
        (b) Tenant is not then in default under this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord; (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to Tenant as of the date of this Lease; (e) the Premises shall continue to be operated solely for the use specified in the Basic Lease Information; and (f) Tenant shall pay to Landlord Landlord's standard fee (which amount shall not exceed $1,500.00) for approving assignments and subleases and all costs reasonably incurred by Landlord and all costs incurred by any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys' fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in Paragraph 25 with respect to any Affiliate.

B. BONUS RENT. Any Rent or other consideration realized by Tenant under any such sublease or assignment in excess of the Rent payable hereunder, after amortization of a reasonable brokerage commission and reasonable attorneys' fees incurred by Tenant solely in connection with the sublease or assignment, reasonable, actual out of pocket costs of tenant improvements made solely in connection with the sublease or assignment and paid for by Tenant, and reasonable, out-of-pocket marketing costs, shall be divided and paid, thirty percent (30%) to Tenant, seventy percent (70%) to Landlord. In any subletting or assignment undertaken by Tenant, Tenant shall diligently seek to obtain the then-fair market rental amount (as reasonably determined by Landlord) available in the marketplace for comparable space available for leasing (using as a basis for such determination other Landlord-owned Buildings and Projects of the same stature and located in the same geographic area in which the Premises are located).

C. CORPORATION. If Tenant is a corporation, a transfer of corporate shares by sale, assignment, bequest, inheritance, operation of law or other disposition (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings) resulting in a change in the present control of such corporation or any of its parent corporations by the person or persons owning a majority of said corporate shares, shall constitute an assignment for purposes of this Lease. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

D. UNINCORPORATED ENTITY. If Tenant is a partnership, joint venture, unincorporated limited liability company or other unincorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment, bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or of the underlying beneficial interests of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

E. LIABILITY. No assignment or subletting by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of any other obligations to be performed by Tenant, including obligations contained in Paragraph 25 with respect to any assignee or subtenant. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Paragraph 21, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or of any guarantor. Any assignment or subletting which conflicts with the provisions hereof shall be void.

                                  22. AUTHORITY

        Landlord represents and warrants that it has full right and authority to enter into this Lease and to perform all of Landlord's obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant and the person or persons, if any, signing on behalf of Tenant, jointly and severally represent and warrant that Tenant has full right and authority to enter into this Lease, and to perform all of Tenant's obligations hereunder, and that all persons signing this Lease on its behalf are authorized to do so.

                                23. CONDEMNATION

A. CONDEMNATION RESULTING IN TERMINATION. If the whole or any substantial part of the Premises should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted Use of the Premises, either party shall have the right to terminate this Lease at its option. If any material portion of the Building or Project is taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, Landlord may terminate this Lease at its option. In either of such events, the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises shall have occurred.

B. CONDEMNATION NOT RESULTING IN TERMINATION. If a portion of the Project of which the Premises are a part should be taken or condemned for any public use under any Regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking prevents or materially interferes with the Permitted Use of the Premises, and this Lease is not terminated as provided in Paragraph 23.A. above, the Rent payable hereunder during the unexpired portion of this Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the circumstances, but only after giving Landlord credit for all sums received or to be received by Tenant by the condemning authority, subject to the last sentence of Paragraph 23.C of this Lease. Notwithstanding anything to the contrary contained in this Paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the Term, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the unexpired Term. In the event a portion or the whole of Tenant's Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof and such restoration cannot be made, in Landlord's sole opinion, within one hundred eight (180) days from the time of taking, Landlord shall notify Tenant within sixty (60) days of such taking and Tenant shall have the right to cancel this Lease by giving Landlord written notice of its intention to cancel within thirty (30) days of the date of Landlord's notice. If, however, within sixty (60) days after the date that the nature and extent of the taking are finally determined, Landlord notifies Tenant that Landlord at its cost will add on to the remaining Premises so that the area and the approximate layout of the Premises will be substantially the same after the date of taking as they were before the date of taking, and Landlord commences the


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


restoration immediately and completes the restoration within one hundred eighty
(180) days after Landlord so notifies Tenant, this Lease shall continue in full force and effect without any reduction in Rent, except the abatement made pursuant to this paragraph.

C. AWARD. Landlord shall be entitled to (and Tenant shall assign to Landlord) any and all payment, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for any sums paid by virtue of such proceedings, whether or not attributable to the value of any unexpired portion of this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, any compensation specifically and separately awarded Tenant for Tenant's personal property and moving costs, shall be and remain the property of Tenant.

D. WAIVER OF CCP SECTION 1265.130. Each party waives the provisions of California Civil Code Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease as a result of a partial taking.

                               24. CASUALTY DAMAGE

A. GENERAL. If the Premises or Building should be damaged or destroyed by fire, tornado, or other casualty (collectively, "CASUALTY"), Tenant shall give immediate written notice thereof to Landlord upon learning of the same. Within thirty (30) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether in Landlord's good faith estimation material restoration of the Premises can reasonably be made within one hundred eighty (180) days from the date of such notice and receipt of required permits for such restoration. Landlord's determination shall be binding on Tenant.

B. WITHIN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such restoration, this Lease shall not terminate. Provided that insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises or paid for by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately.

C. GREATER THAN 180 DAYS. If the Premises or Building should be damaged by Casualty to such extent that material restoration cannot in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such notice and receipt of required permits for such rebuilding or repair, and such damage materially and adversely interferes with the conduct of Tenant's business in the Premises, then either Party shall have the right to cancel this Lease by giving the other party written notice within ten (10) days from the date of Landlord's notice that material restoration cannot in Landlord's estimation be reasonably completed within such one hundred eighty
(180) day period. Said cancellation shall be effective thirty (30) days from the first day that either party gives its notice to cancel. If neither party elects to so cancel this Lease, Landlord shall proceed to rebuild and repair the Premises diligently and in the manner determined by Landlord, except that Landlord shall not be required to rebuild, repair or replace any part of any Alterations which may have been placed on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately during the time and to the extent the Premises are unfit for occupancy.

D. TENANT'S FAULT. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds; provided that Tenant shall not be liable for that portion of the repair costs for which Landlord was obligated under the terms of this Lease to carry insurance but failed to carry such insurance.

E. INSURANCE PROCEEDS. Notwithstanding anything herein to the contrary, if the Premises or Building are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, then, Landlord shall promptly notify Tenant of the same and, in either case, Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon this Lease shall terminate thirty (30) days after Landlord delivers such notice. In the event that the Premises are damaged or destroyed and are not fully covered by the insurance proceeds received by Landlord or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises requires that the insurance proceeds be applied to such indebtedness, and Landlord consequently determines not to repair or restore the Premises, Tenant may terminate this Lease by providing written notice of such termination to Landlord and such termination shall be effective fifteen (15) days following Landlord's receipt of such written notice from Tenant.

F. WAIVER. This Paragraph 24 shall be Tenant's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord's obligation for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.

G. TENANT'S PERSONAL PROPERTY. In the event of any damage or destruction of the Premises or the Building, under no circumstances shall Landlord be required to repair any injury or damage to, or make any repairs to or replacements of, Tenant's personal property.

                                25. HOLDING OVER

Unless Landlord expressly consents in writing to Tenant's holding over, Tenant shall be unlawfully and illegally in possession of the Premises, whether or not Landlord accepts any rent from Tenant or any other person while Tenant remains in possession of the Premises without Landlord's written consent. If Tenant shall retain possession of the Premises or any portion thereof without Landlord's consent following the expiration of this Lease or sooner termination for any reason, then Tenant shall pay to Landlord for each day of such retention the greater of the following: (i) one hundred seventy-five percent (175%) of the amount of daily rental as of the last month prior to the date of expiration or earlier termination, or (ii) the amount of the fair market rental as such amount is reasonably determined by Landlord (Landlord shall use as a basis for its determination other buildings and projects owned by Landlord, located in the same geographic area as the Premises, and of the same class and stature as the Building and Project). Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost, including consequential and incidental damages and reasonable attorneys' fees, incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by the succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 25 shall waive Landlord's right of reentry or any other right. Additionally, if upon expiration or earlier termination of this Lease, or following demand by Landlord for possession of the Premises, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 25 shall apply. The provisions of this Paragraph 25 shall survive any expiration or earlier termination of this Lease.

                                   26. DEFAULT

A. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default on the part of Tenant:

        (1) ABANDONMENT. Abandonment or vacation of the Premises for a continuous period in excess of five (5) days. Tenant waives any right to notice Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 26.A. being deemed such notice to Tenant as required by said Section 1951.3.

        (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder when said payment is due, such failure continuing for three (3) days after written notice of such failure, as to which time is of the essence, provided that Landlord shall not be required to provide such notice more than once during the twelve (12) month period commencing with the date of such notice. The second failure to pay any such amount within three (3) days after said payment is due during such 12-month period shall be an event of default hereunder without notice. Such notice shall replace rather than supplement any statutory notice required under Code of Civil Procedure
        Section 1161 or any similar or successor statute.

        (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., and in Paragraphs 8, 16, 18 and 25, such failure continuing for thirty (30) days after written notice of such failure, as to which time is of the essence; provided, however, that in the event that any such cure cannot reasonably be completed within such thirty (30) day period and provided further that Tenant has commenced and is diligently pursuing such cure, Tenant shall have an additional period of fifteen (15) days to complete such cure. Notwithstanding anything to the contrary contained in this Lease, the following shall constitute an event of default under this Paragraph 26.A(3) without any such notice or lapse of time: (i) failure to provide an estoppel certificate when and as required under Paragraph 18 hereof; (ii) failure to maintain insurance required under Paragraph 8 hereof; (iii) failure to vacate the Premises upon the expiration or earlier termination of this Lease; (iv) failure to comply with any obligation under this Lease pertaining to Hazardous Materials; (v) any other matter provided for in another subparagraph of this Paragraph 26.A or for which another time limit is provided elsewhere in this Lease, including without limitation, under Exhibit C to this Lease.

        (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

        (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty
        (30) days. If under applicable law, the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease.

        (6) RECEIVERSHIP. The employment of a receiver to take possession of substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such appointment remains undismissed or undischarged for a period of fifteen (15) days after the order therefor.

        (7) ATTACHMENT. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or Tenant's leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of fifteen (15) days after the levy thereof.

        (8) INSOLVENCY. The admission by Tenant in writing of its inability to pay its debts as they become due.

B.      REMEDIES UPON DEFAULT.

        (1) TERMINATION. In the event of the occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord's consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant's default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.

        (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 26.B(1) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 ("Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations"), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord's interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant's right to possession.

        (3) INCREASED SECURITY DEPOSIT. If Tenant is in default under Paragraph 26.A(2) hereof and such default remains uncured for ten (10) days after such occurrence or such default occurs more than three times in any twelve (12) month period, Landlord may require that Tenant increase the Security Deposit to the amount of three times the current month's Rent at the time of the most recent default if the Security Deposit is less than the amount of three times the current month's Rent.

C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 26.B(1) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from
Tenant: (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided;
(3) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and
(4) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant's


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

failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" as used in (1) and (2) above shall be computed at the Applicable Interest Rate (defined below). The "worth at the time of award" as used in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). If this Lease provides for any periods during the Term during which Tenant is not required to pay Base Rent or if Tenant otherwise receives a Rent concession, then upon the occurrence of an event of default, Tenant shall owe to Landlord the full amount of such Base Rent or value of such Rent concession, plus interest at the Applicable Interest Rate, calculated from the date that such Base Rent or Rent concession would have been payable.

D. LATE CHARGE. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord on or before the first day of each calendar month, an amount equal to an amount equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord.

E. INTEREST. Interest shall accrue on all sums not paid when due hereunder at the lesser of ten percent (10%) per annum or the maximum interest rate allowed by law ("APPLICABLE INTEREST RATE") from the due date until paid.

F. REMEDIES CUMULATIVE. All of Landlord's rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

G. REPLACEMENT OF STATUTORY NOTICE REQUIREMENTS. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.

                                    27. LIENS

        Tenant shall at all times keep the Premises and the Project free from liens arising out of or related to work or services performed, materials or supplies furnished or obligations incurred by or on behalf of Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Project. If Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate as Additional Rent. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give Landlord not less than ten (10) business days prior written notice of the commencement of any work in the Premises or Project which could lawfully give rise to a claim for mechanics' or materialmen's liens to permit Landlord to post and record a timely notice of non-responsibility, as Landlord may elect to proceed or as the law may from time to time provide, for which purpose, if Landlord shall so determine, Landlord may enter the Premises. Tenant shall not remove any such notice posted by Landlord without Landlord's consent, and in any event not before completion of the work which could lawfully give rise to a claim for mechanics' or materialmen's liens.

                            28. INTENTIONALLY OMITTED

                            29. TRANSFERS BY LANDLORD

        In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event, Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.

               30. RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

        All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, including Tenant's obligations under Paragraph 11 hereof, and such failure shall continue for fifteen (15) days after notice thereof by Landlord, in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant's part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant's obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Applicable Interest Rate, from the date of payment by Landlord, shall be paid to Landlord on demand as Additional Rent.

                                   31. WAIVER

        If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the expressed terms of this Lease. The acceptance of Rent by Landlord (including, without limitation, through any "lockbox") shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.

                                   32. NOTICES

        Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken:

A. RENT. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

B. OTHER. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, mailed, certified or registered, postage prepaid or sent by facsimile with confirmed receipt (and with an original sent by commercial overnight courier), and in each case addressed to the party to be notified at the Notice Address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery. Tenant appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

C. REQUIRED NOTICES. Upon learning of the following circumstances, Tenant shall promptly notify Landlord in writing of any notice of a violation or a potential or alleged violation of any Regulation that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project.

                               33. ATTORNEYS' FEES

        If Landlord places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs, whether incurred without trial, at trial, appeal or review. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

                           34. SUCCESSORS AND ASSIGNS

        This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment is approved by Landlord as provided hereunder, Tenant's assigns.

                                35. FORCE MAJEURE

        If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform (any such event shall be referred to herein as a "Force Majeure Event"), performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant's obligation to pay Rent, however, is not excused by this Paragraph 35.

                            36. SURRENDER OF PREMISES

        Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord in the same condition as existed on the date Tenant originally took possession thereof, reasonable wear and tear excepted, including, but not limited to, all interior walls cleaned, all holes in walls repaired and all floors cleaned, waxed, and free of any Tenant-introduced marking or painting, all to the reasonable satisfaction of Landlord. Tenant shall remove all of its debris from the Project. At or before the time of surrender, Tenant shall comply with the terms of Paragraph 12.A. hereof with respect to Alterations to the Premises and all other matters addressed in such Paragraph. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Paragraph 25 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating at a mutually agreeable time, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant's failure to participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for repairs and restoration. Any delay caused by Tenant's failure to carry out its obligations under this Paragraph 36 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Paragraph 25 hereof.

                                   37. PARKING

        So long as Tenant is occupying the Premises, Tenant and Tenant's Parties shall have the right to use up to the number of parking spaces, specified in the Basic Lease Information on an unreserved, nonexclusive, first come, first served basis, for passenger-size automobiles, in the parking areas in the Project designated from time to time by Landlord for use in common by tenants of the Building. The parking rights granted under this Paragraph 37 are personal to Tenant and are not transferable except; (i) pursuant to the terms of a sublease or assignment which expressly transfers such parking rights and which has been approved in writing by Landlord in accordance with the terms of this Lease, (ii) a Permitted Transfer, provided that Tenant notify Landlord in writing of such transfer of parking privileges, or (iii) with the express written consent of Landlord which consent shall be granted in Landlord's sole discretion.

        Tenant may request additional parking spaces from time to time and if Landlord in its sole discretion agrees to make such additional spaces available for use by Tenant, such spaces shall be provided on a month-to-month unreserved and nonexclusive basis (unless otherwise agreed in writing by Landlord), and subject to such parking charges as Landlord shall determine, and shall otherwise be subject to such terms and conditions as Landlord may require.

        Tenant shall at all times comply and shall cause all Tenant's Parties and visitors to comply with all Regulations and any rules and regulations established from time to time by Landlord relating to parking at the Project, including any keycard, sticker or other identification or entrance system, and hours of operation, as applicable.

        Landlord shall have no liability for any damage to property or other items located in the parking areas of the Project, nor for any personal injuries or death arising out of the use of parking areas in the Project by Tenant or any Tenant's Parties. Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor. In all events, Tenant agrees to look first to its insurance carrier and to require that Tenant's Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the parking areas.

        Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, disabled persons or for other tenants or guests, and Tenant shall not park and shall not allow Tenant's Parties to park in any such assigned or reserved spaces. Tenant may validate visitor parking by such method as Landlord may approve, at the validation rate from time to time generally applicable to visitor parking; provided, however, Tenant shall not be required to pay for parking validations for visitor parking during the initial Term. Provided that Tenant's visitors park in the parking areas allocated to Tenant or otherwise designated by Landlord for parking by Tenant's visitors, Tenant's visitors shall not be required to pay for parking in such areas, subject to the provisions of this Paragraph 37 below with respect to the monthly parking charges payable by Tenant. Landlord also reserves the right to alter, modify, relocate or close all or any portion of the parking areas in order to make repairs or perform maintenance service, or to restripe or renovate the parking areas, or if required by casualty, condemnation (subject to Tenant's right of termination provided in Paragraph 23 hereof), act of God, Regulations or for any other reason deemed reasonable by Landlord.

Subject to the terms and conditions of this Paragraph 37, commencing on the first day of the thirty-seventh (37th) month of the initial Term hereof, and only with respect to the initial Premises and Tenant's parking rights related thereto, Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, a monthly parking charge for unreserved, nonexclusive, first come, first served basis parking and for the Reserved Spaces (as defined below) equal to five cents ($.05) per rentable square foot of the Premises. Commencing on the first day of the one hundred twenty-first (121st) month of the initial Term hereof, and only with respect to the initial Premises and Tenant's parking rights related thereto, Tenant shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, a monthly parking charge for unreserved, nonexclusive, first come, first served basis parking and for the Reserved Spaces (as defined below) equal to ten cents ($.10) per rentable square foot of the Premises. Tenant shall pay to Landlord as Additional Rent hereunder, the monthly charge established by Landlord then in effect for any reserved parking spaces requested by Tenant and granted by Landlord, if any; provided, however, that Tenant shall have the right to convert up to ten (10) of the unreserved, nonexclusive, first come, first served basis parking spaces described in the preceding two (2) sentences to reserved parking spaces (the "Reserved Spaces") without charge to Tenant in addition to the parking charges described in the preceding two (2) sentences, provided further that the location of such Reserved Spaces shall be subject to Landlord's prior approval. Subject to the immediately preceding sentence, Landlord shall have no obligation to provide such reserved parking to Tenant during the Term hereof or any extension hereto. All parking charges shall be payable in advance with Tenant's payment of Basic Rent. No deductions from the monthly parking charge shall be made for days on which the Tenant does not use any of the parking spaces entitled to be used by Tenant. If on the first day of the thirty-seventh
(37th) month of the initial Term hereof, Landlord does not charge for unreserved, nonexclusive, first come, first served basis parking at a majority of the first-class office properties owned by such entity and located within the San Jose Airport geographic area ("LANDLORD'S LOCAL PROPERTIES"), then Landlord shall waive the monthly parking charge stated above only during the period in which Landlord is not collecting such monthly parking charge at a majority of Landlord's Local Properties. If on the first day of the thirty-seventh (37th) month of the Term hereof Landlord is charging monthly parking charges at a majority of Landlord's Local Properties, Landlord shall charge Tenant and Tenant shall be required to pay the monthly parking charges described herein throughout the balance of the Term of this Lease and any parking charges expressly applicable to extensions thereto, if any. Notwithstanding anything to the contrary contained herein, the parking charges described above in this paragraph are personal to the Tenant named herein and any Permitted Transferee. Any subtenant or assignee or any other party with express legal rights to parking in the Project in connection with this Lease shall pay to Landlord (or Landlord's parking contractor, if so directed in writing by Landlord), as Additional Rent hereunder, the monthly parking charge established from time to time by Landlord for parking in such parking areas in lieu of Tenant paying to Landlord the monthly parking charge payable by Tenant pursuant to this Lease for parking in the parking areas utilized by such assignee or sublessee, subject, however, to the provisions of Paragraph 21.E. of this Lease.

                                38. MISCELLANEOUS

A. GENERAL. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof.

B. TIME. Time is of the essence regarding this Lease and all of its provisions.

C. CHOICE OF LAW. This Lease shall in all respects be governed by the laws of the State of California.

D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, addenda and attachments and the Basic Lease Information, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Lease Information.

E. MODIFICATION. This Lease may not be modified except by a written instrument signed by the parties hereto. Tenant accepts the area of the Premises as specified in the Basic Lease Information as the approximate area of the Premises for all purposes under this Lease, and acknowledges and agrees that no other definition of the area (rentable, usable or otherwise) of the Premises shall apply. Tenant shall in no event be entitled to a recalculation of the square footage of the Premises, rentable, usable or otherwise, and no recalculation, if made, irrespective of its purpose, shall reduce Tenant's obligations under this Lease in any manner, including without limitation the amount of Base Rent payable by Tenant or Tenant's Proportionate Share of the Building and of the Project.

F. SEVERABILITY. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

G. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof.

H. EXAMINATION OF LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.

I. ACCORD AND SATISFACTION. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies. All offers by or on behalf of Tenant of accord and satisfaction are hereby rejected in advance.

J. EASEMENTS. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall materially interfere with Tenant's Permitted Use of the Premises. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

K. DRAFTING AND DETERMINATION PRESUMPTION. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required or allowed in this Lease or requested of Landlord, Landlord's consent, determination or estimation shall be given or made solely by Landlord in Landlord's good faith opinion, whether or not objectively reasonable. If Landlord



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

fails to respond to any request for its consent within the time period, if any, specified in this Lease, Landlord shall be deemed to have disapproved such request, except as otherwise expressly provided in this Lease.

L. EXHIBITS. The Basic Lease Information, and the Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein.

M. NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

N. NO THIRD PARTY BENEFIT. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

O. QUIET ENJOYMENT. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

P. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.

Q. MULTIPLE PARTIES. If more than one person or entity is named herein as Tenant, such multiple parties shall have joint and several responsibility to comply with the terms of this Lease.

R. PRORATIONS. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days. As used herein, the term "fiscal year" shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.

                            39. ADDITIONAL PROVISIONS

A. RENT.

Subject to the provisions of Paragraphs 2.B, Base Rent, net of Operating Expenses per Paragraph 7 of this Lease, for the Premises shall be as follows:

From the Term Commencement Date
through the end of the twelfth
(12th) month following the Term
Commencement Date:                    $969,885.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.
                                      Operating Expenses for calendar year 2001 are estimated to be $193,977.00 per month.

Month 13 following the Term
Commencement Date through Month 24:   $988,982.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 25 following the Term
Commencement Date through Month 36:   $1,028,951.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 37 following the Term
Commencement Date through Month 48:   $1,059,820.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 49 following the Term
Commencement Date through Month 60:   $1,091,614.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 61 following the Term
Commencement Date through Month 72:   $1,124,363.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 73 following the Term
Commencement Date through Month 84:   $1,158,093.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 84 following the Term
Commencement Date through Month 96:   $1,192,836.00 per month plus operating
                                      expenses per Paragraph 7 of this Lease.

Month 97 following the Term
Commencement Date through Month 108:  $1,228,621.00 per month plus operating expenses per Paragraph 7 of this Lease.

Month 109 following the Term
Commencement Date through Month 120:  $1,265,480.00 per month plus operating expenses per Paragraph 7 of this Lease.

Month 121 following the Term
Commencement Date through Month 132:  $1,303,444.00 per month plus operating expenses per Paragraph 7 of this Lease.

Month 133 following the Term
Commencement Date through Month 144:  $1,342,548.00 per month plus operating expenses per Paragraph 7 of this Lease.


B. EARLY ACCESS. Provided that Tenant does not interfere whatsoever with the construction of the Base Building Work (as described in EXHIBIT C hereto), Landlord shall provide access to Tenant to the Premises on JULY 15, 2001, during normal business hours after reasonable prior notice to Landlord for purposes of installing furniture, fixtures and equipment (including network cabling and telecommunications equipment to the extent such installation is approved by Landlord in writing) and to commence construction of the Tenant Improvements in the Premises, with all terms and conditions of this Lease in full force and effect, excluding payment of Rent and Operating Expenses. Any interference by Tenant or any of Tenant's Parties with the construction of the Base Building Work shall constitute a delay by Tenant for purposes of Paragraph 2 hereof. Landlord and Tenant shall each reasonably cooperate with the other to attempt to reasonably coordinate their respective construction schedules to accommodate the early access by Tenant contemplated by this Paragraph 39.B.

C. LETTER OF CREDIT.

        (1) DELIVERY OF LETTER OF CREDIT. In lieu of depositing a security deposit with Landlord, Tenant shall, on execution of this Lease, deliver to Landlord and cause to be in effect during the Lease Term an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Security Deposit in the Basic Lease Information, as it may be increased as provided in this Lease (the "LOC AMOUNT") for an initial term of the LOC of three (3) years and thereafter shall renew automatically from year to year through 30 days beyond the expiration date of this Lease or any extension thereto. The LOC shall be in a form acceptable to

        Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. The text of the LOC shall expressly state that the LOC shall survive the termination of this Lease. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit. The maximum amount of any transfer fee associated with such transfer shall not be in excess of reasonable transfer fees customarily required by issuing banks, which amount shall be expressly stated in the terms of the LOC, and shall be payable by Landlord. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm Landlord's transfer or assignment of the LOC Security Deposit and/or the LOC to such transferee or mortgagee.

        (2) REPLACEMENT OF LETTER OF CREDIT. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective at least thirty (30) days before expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 39.C.

        (3) LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant is in default pursuant to this Lease, Landlord may, without prejudice to any other remedy it has, draw on all or any portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 30 (Right of Landlord to Perform Tenant's Covenant); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. The use, application or retention of the LOC, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the LOC and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If Tenant fails to renew or replace the LOC at least thirty (30) days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC.

        (4) LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord shall be held by Landlord as a security deposit (the "LOC SECURITY DEPOSIT") in accordance with Paragraph 19 of this Lease.

        (5) RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 39.C; or (b) reinstate the LOC to the full LOC Amount.

        (6) REDUCTION OF LETTER OF CREDIT. At least fifteen (15) business days prior to the dates specified in each of clauses a. through d. below, Tenant shall deliver to Landlord for review Tenant's financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord ("TENANT'S FINANCIAL INFORMATION") If: (i) Tenant has a tangible net worth, which "tangible net worth" shall be determined by Landlord in its sole discretion and shall mean assets less intangible assets and total liabilities, with intangible asserts including nonmaterial benefits such as goodwill, patents, copyrights, and trademarks, in excess of Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) as reflected in Tenant's Financial Information, which amount shall be determined by Landlord to its satisfaction prior to any reduction in the LOC Amount; and (ii) Tenant's Financial Information reflects four (4) consecutive calendar quarters of profitability, as determined by Landlord, during the time period immediately preceding Tenant's request for reduction in the LOC Amount described in this subparagraph, then the following reductions in the LOC Amount may be made in accordance with the terms of this Paragraph 39.C(6):

               a. At any time after the end of the forty-eighth (48th) month following the Term Commencement Date, the LOC Amount may be reduced to an amount equal to Eight Million Two Hundred Eighty-Nine Thousand Four Hundred Eighty-Seven and No/100 Dollars ($8,289,487.00);

               b. At any time after the end of the sixtieth (60th) month following the Term Commencement Date, the LOC Amount may be reduced to an amount equal to Six Million One Hundred Seventy-Two Thousand Nine Hundred Ninety-Two and No/100 Dollars ($6,172,992.00);

               c. At any time after the end of the seventy-second (72nd) month following the Term Commencement Date, the LOC amount may be reduced to an amount equal to Four Million Fifty-Six Thousand Four Hundred Ninety-Six and No/100 Dollars ($4,056,496.00);

               d. At any time after the end of the eighty-fourth (84th) month following the Term Commencement Date, the LOC may be returned by Landlord to the issuing bank for cancellation provided that Tenant has, prior to such delivery by Landlord, delivered a cash Security Deposit (to be held by Landlord in accordance with the terms of Paragraph 19 of this Lease) in an amount equal to One Million Nine Hundred Forty Thousand and No/100 Dollars ($1,940,000.00).

        In the event that any of the above described reductions to the LOC Amount is made and, subsequently, Tenant fails to meet the corresponding profitability and tangible net worth condition precedent for a period of thirty (30) days following delivery by Landlord of written notice of any such failure, Tenant shall within two (2) business days, increase the face amount of the LOC to an amount equal to the LOC Amount existing prior to such reduction (including the reduction described in clause d. above). If Tenant fails to increase the LOC Amount as provided above, such failure shall constitute a default hereunder (which default shall not be subject to any cure rights afforded anywhere in this Lease) and Landlord shall be entitled to draw on the LOC for the full LOC Amount and hold such LOC Amount as a Security Deposit in accordance with the terms of this Lease, and enforce all other rights available to Landlord pursuant to the terms of this Lease or under applicable law.

D.      ROOF RIGHTS.

        1. During the Term and subject to the terms of this Lease, Tenant shall have the non-exclusive right to install on the roof of the Building satellite dish(es), which shall be enclosed by a screen and the non-exclusive right to run connecting lines or cables thereto from the Premises (such satellite dish/antennae and such connecting lines and related equipment herein referred to collectively as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's prior written consent, which may be withheld in Landlord's reasonable discretion. The plans and specifications for all the Equipment shall be delivered by Tenant to Landlord for Landlord's review and approval. Such plans and specifications, including, without limitation, the location of the Equipment, shall be approved by Landlord in writing prior to any installation. In no event shall the Equipment or any portion thereof be visible from street level. Prior to the commencement of any installation or other work performed on or about the Building, Landlord shall approve all contractors and subcontractors which shall perform such work. Tenant shall be responsible for any damage to the roof, conduit systems or other portions of the Building or Building systems as a result of Tenant's installation, maintenance and/or removal of the Equipment.

        2. Tenant shall pay to Landlord, as "additional rent", a monthly fee for the use of the roof and roof space to accommodate Tenant's Equipment, which shall be due and payable on the first day of each month with each installment of Base Rent hereunder. The actual monthly fee for the use of the roof and roof space will be determined by Landlord at the time that Tenant requests Landlord's approval for the Equipment installation; provided, however, that such fee shall be a commercially reasonable fee which shall not exceed $3000.00 per month for two (2) satellite dishes.

        3. Tenant, at Tenant's sole cost and expense, shall comply with all Regulations regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

        4. Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

        5. Landlord may require Tenant, at Tenant's sole cost and expense, to relocate the Equipment during the Term to a location approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not change the location of, or alter or install additional Equipment or paint any of the other Equipment without Landlord's prior written consent.

        6. Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such interference, as determined by Landlord in Landlord's reasonable discretion, Tenant immediately shall suspend operation of the Equipment until Tenant eliminates such interference.

        7. Tenant shall maintain the Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the satellite dishes at Tenant's expense to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the Equipment in accordance with this Lease, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the Equipment and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

        8. Tenant may access the roof for repair and maintenance of the Equipment, only during normal business hours, after reasonable prior notice to Landlord. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlords' building security personnel, such authorized persons shall be granted access to the roof by Landlord's building engineer. Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph. Landlord or Landlord's agent may accompany Tenant during such access.

        9. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under this Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

        10. Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment; (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause; except for injury to persons or damage to property caused solely by the active negligence or intentional misconduct or Landlord, its agents or any other parties related to Landlord. In no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as-is" condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant's needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

        11. Tenant shall use the Equipment solely for Tenant's operations associated with the Permitted Use and within Tenant's Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Building or any other person or entity.

        12. Tenant shall, at Tenant's sole cost and expense, remove such portions of the Equipment as Landlord may designate upon the expiration or earlier termination of this Lease, and restore the affected areas to their condition prior to installation of the Equipment. If Tenant fails to so remove the Equipment, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.

        E. OFFER RIGHT REGARDING SKYPORT TOWER IV. In the event, Landlord determines, in its sole discretion to construct Skyport Tower IV (which shall be the first tower of three constructed in Phase II of Skyport) and Skyport Tower IV becomes available for lease, then, provided that Landlord determines in its sole discretion that it is satisfied with its rental portfolio vis a vis its exposure and risk profile with respect to Tenant, and provided Tenant is not and has not been in default under the terms and conditions of this Lease, Landlord shall provide Tenant with written notice of the availability of Skyport Tower IV for lease and the terms and conditions on which Landlord is willing to lease Skyport Tower IV to Tenant, including Landlord's reasonable opinion of the Fair Market Rental Value ("FMRV"), as herein defined, for Skyport Tower IV. The FMRV shall be the current fair market rental for comparable space in the Building or Project and in other similar buildings in the same rental market as of the commencement date of the Skyport Tower IV lease proposed by Landlord, taking into account the Building amenities, location, identity, quality, age, conditions, term of lease, tenant improvements, services provided, and other pertinent items. Tenant shall have ten (10) business days after receipt of such notification from Landlord to accept all of the terms and conditions set forth in Landlords' notice including the Base Rent for Skyport Tower IV. If Tenant does not accept all of the terms and conditions set forth in Landlords' notice including the Base Rent for Skyport Tower IV within such ten (10) business day period, Tenant shall have no further right title or interest in Skyport Tower IV and the right of Tenant set forth in this Paragraph 39.E. shall terminate, and Landlord shall have no further obligation to Tenant with respect to Skyport Tower IV and may enter into a lease for the Skyport Tower IV with any third party on such terms and conditions as Landlord may determine in its sole discretion. If, on the other hand, Tenant accepts all of the terms and conditions set forth in Landlords' notice including the Base Rent for Skyport Tower IV within such ten (10) business day period, Tenant shall immediately deliver to Landlord payment for the first month's rent for Skyport Tower IV (in the same manner as provided for in this Lease), and the lease for such building shall be consummated without delay in accordance with the terms and conditions set forth in Landlord's notice. Notwithstanding anything to the contrary herein contained, the right of Tenant set forth in this Paragraph 39.E. shall be conditioned upon the following: (i) at the time Tenant agrees to accept Skyport Tower IV and at the time of the commencement of the term for Skyport Tower IV, Tenant shall be in possession of at least fifty percent (50%) of the Premises leased by Tenant pursuant to this Lease for the conduct of its business therein and the same shall not be occupied by any assignee, subtenant or licensee, other than an Affiliate and, provided further, that the right of Tenant hereunder shall be applicable only if Skyport Tower IV will actually be occupied by Tenant and (ii) the agreement of acceptance shall constitute a representation by Tenant to Landlord, effective as of the date of the agreement of acceptance and as of the date of commencement of the lease for Skyport Tower IV, that Tenant does not intend to assign the lease for Skyport Tower IV, in whole or in part or sublet all or any portion of such premises, other than to an Affiliate, the election to expand being for the purpose of utilizing Skyport Tower IV for Tenant's purposes in the conduct of Tenant's business therein.

F. OPTION TO RENEW. Tenant shall, provided this Lease is in full force and effect and Tenant is not and has not been in default under any of the terms and conditions of this Lease, and provided further that Tenant's then-current financial condition is satisfactory to Landlord in its reasonable discretion, have one (1) option to renew this Lease for a term of seven (7) years, for the Premises in "as-is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

        (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no earlier than the date which is four hundred twenty-five (425) days prior to the expiration of the Term of this Lease, but no later than 5:00 p.m. (Pacific Standard Time) on the date which is three hundred sixty-five (365) days prior to the expiration of the Term of this Lease. Tenant shall include with such written notice Tenant's most recently publicly available audited financial statements and any other financial information requested by Landlord. If Tenant fails to provide such notice and financial information, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

        (2) The Base Rent in effect at the expiration of the Term of this Lease shall be increased to reflect the current fair market rental for comparable space in the Building or Project and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of this Lease which will remain constant, and the Building amenities, location, identity, quality, age, conditions, term of lease, tenant improvements, services provided, and other pertinent items. Landlord in its reasonable discretion may increase the Security Deposit in connection with Landlord's review of Tenant's financial information described above and then-current market conditions.

        (3) Landlord shall advise Tenant of the new Base Rent and Security Deposit for the Premises for the renewal term which will be based on Landlord's determination of fair market rental value no later than fifteen (15) business days after receipt of notice of Tenant's exercise of its option to renew. Tenant shall have fifteen (15) business days after receipt of such notification from Landlord to accept the new Base Rent and Security Deposit. If Tenant does not accept Landlord's determination of the new Base Rent and Security Deposit within such fifteen (15) business day period, this option shall be null and void, and Landlord shall have no further obligation to Tenant and may enter into a lease for the Premises with a third party on such terms and conditions as Landlord may determine in its sole discretion.

        (4) Notwithstanding anything to the contrary contained in this Paragraph, in no event shall the Base Rent or Security Deposit for any renewal term be less than the Base Rent and Security Deposit in effect at the expiration of the previous Term. In addition, Landlord shall have no obligation to provide or pay for any tenant improvements or brokerage commissions during any renewal term.

        (5) Tenant's right to exercise any options to renew under this Paragraph shall be conditioned upon Tenant occupying the entire Premises and the same not being occupied by any assignee, subtenant or licensee other than Tenant or a Permitted Transferee at the time of exercise of any option and commencement of the renewal term. Tenant's exercise of any option to renew shall constitute a representation by Tenant to Landlord that as of the date of exercise of the option and the commencement of the applicable renewal term, Tenant does not intend to seek to assign this Lease in whole or in part, or sublet all or any portion of the Premises.

        (6) Any exercise by Tenant of any option to renew under this Paragraph shall be irrevocable. If requested by Landlord, Tenant agrees to execute a lease amendment or, at Landlord's option, a new lease agreement on Landlord's then standard lease form for the Building reflecting the foregoing terms and conditions (which new lease form shall be reasonably acceptable to Tenant and shall provide to Tenant the benefit of its bargain contained herein), prior to the commencement of the renewal term. The options to renew granted under this Paragraph are not transferable; the parties hereto acknowledge and agree that they intend that each option to renew this Lease under this Paragraph shall be "personal" to the specific Tenant named in this Lease and that in no event will any assignee or sublessee have any rights to exercise such options to renew.

                              40. JURY TRIAL WAIVER

EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE, WHETHER ANY OF THE FOREGOING IS BASED ON THIS LEASE OR ON TORT LAW. EACH PARTY REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL CONCERNING THE EFFECT OF THIS PARAGRAPH 40. THE PROVISIONS OF THIS PARAGRAPH 40 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.



IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year first above written.



                LANDLORD

                MV Golden State San Jose, LLC
                a Delaware limited liability company

                By: Spieker Properties, L.P.,
                    a California limited partnership,
                    its duly authorized agent for the
                    purpose of executing this Lease

                    By: Spieker Properties, Inc.,
                        a Maryland corporation,
                        its general partner


                       By: ________________________________________
                           John W. Petersen
                           Its: Senior Vice President

                Date:  DECEMBER 1, 2000



                TENANT

                Brocade Communications Systems, Inc.,
                a Delaware corporation


                By: __________________________________________________________
                    Michael J. Byrd
                    Its:  Vice President, Finance, and Chief Financial Officer

                Date:  DECEMBER 1, 2000


                By: _______________________________________________
                    Wendy Richardson
                    Its: Real Estate Facilities Director

                Date:  DECEMBER 1, 2000


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                                    EXHIBIT A
                              RULES AND REGULATIONS


1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord. No tenant, and no employees or invitees of any tenant shall move any common area furniture without Landlord's consent.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

     All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy at Tenant's expense.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building and the Project, between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

     Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

     During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant's property by the janitor or any other employee or any other person.

7. Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devices are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. As more specifically provided in Tenant's lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

9. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

10. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

11. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material.

12. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of


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

     noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the Building, or the Project.

13. Unless otherwise approved in advance and in writing by Landlord, which approval shall not be unreasonably withheld, no cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters' Laboratory (UL) approved equipment, refrigerators and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease.

14. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

15. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

17. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

18. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's consent. Tenant may install nails and screws in areas of the Premises that have been identified for those purposes to Landlord by Tenant at the time those walls or partitions were installed in the Premises. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

     Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

     Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

20. Tenant shall not install, maintain or operate upon its Premises any vending machine without the written consent of Landlord.

21. There shall not be used in any space, or in the public areas of the Project either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. TENANTS USING HAND TRUCKS SHALL BE REQUIRED TO USE THE FREIGHT ELEVATOR, or such elevator as Landlord shall designate. In addition, Tenant must use freight corridors for all internal hand truck deliveries. Failure to utilize the freight elevator or freight corridors will result in Landlord billing Tenant for any actual repairs that may occur, plus 8% management fee. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises. All non-mail (FedEx, US Mail, Airborne, etc.) deliveries to the building shall be directed through the delivery or shipping/receiving areas, and not the main lobby entrances.

22. Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

23. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

25. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations. TENANT FUNCTIONS (MONTHLY BEER BASH, ETC.) SHALL REMAIN WITHIN THE PREMISES, AND WILL NOT BE ALLOWED IN THE COMMON AREAS OF THE PROJECT. IN ADDITION, ALL ALCOHOLIC BEVERAGES SHALL REMAIN WITHIN THE PREMISES WHILE BEING CONSUMED. LANDLORD AND TENANT MAY AGREE TO RELOCATE TENANT FUNCTIONS TO ANOTHER AREA MUTUALLY AGREED UPON BETWEEN LANDLORD AND TENANT, THE EXACT LOCATION OF WHICH TO BE DETERMINED AFTER TENANT OCCUPIES THE PREMISES.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph, videotaping, or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.


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27.  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

30. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas. Any tenant found parking in such designated visitor or reserved parking areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

31. No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects. Smoking in the Project is only permitted in reasonably located smoking areas as identified by Landlord, which may be relocated from time to time.

32. If the Building furnishes common area conferences rooms for tenant usage, Landlord shall have the right to control each tenant's usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord's discretion.

33. Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

34. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

37. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.


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                                    EXHIBIT B

                                (TO BE ATTACHED)



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                                    EXHIBIT C

                           LEASE IMPROVEMENT AGREEMENT

            This Lease Improvement Agreement ("IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Improvement Agreement is attached and forms a part.

1. Base Building Work. The "Base Building Work" described on SCHEDULE 1 to this EXHIBIT C, IF ANY, has been or will be performed by Landlord at Landlord's sole cost and expense and shall be constructed in a good and workman-like manner and the Premises shall be delivered to Tenant in compliance with Regulations as expressly stated in Paragraph 4.C. of this Lease.

2.      Plans and Specifications.

               2.1 Tenant shall retain the services of ArcTec (the "SPACE PLANNER") to prepare a detailed space plan (the "SPACE PLAN") mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements in the Premises. Tenant shall submit the Space Plan and any proposed revisions thereto to Landlord for Landlord's approval.

               2.2 Based on the approved Space Plan, Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements (the "PLANS"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Tenant shall submit the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements. All necessary revisions to the Space Plan and the Plans shall be made within two (2) business days after Landlord's response thereto. This procedure shall be repeated until Landlord ultimately approves the Space Plan and Plans. Landlord shall approve or disapprove the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements, in writing within three (3) business days after receipt thereof. If Landlord fails to approve or disapprove the Space Plan or the Plans or any revisions thereto within the time limits specified herein, Landlord shall be deemed to have disapproved the same.

               2.3 Intentionally Omitted.

               2.4 Intentionally Omitted.

               2.5 Tenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and the Standards (defined below), and contain all such information as may be required to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical, electrical, plumbing, structural and engineering drawings mutually satisfactory to Landlord and Tenant which shall be prepared by Approved Design Engineers. Notwithstanding Landlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

               2.6 Landlord may approve or disapprove the Space Plan or Plans or any proposed revision thereto submitted to Landlord in Landlord's sole discretion. Landlord shall not be deemed to have approved the Space Plan, the Plans, or any proposed revisions thereto, unless approved by Landlord in writing. Landlord shall approve or disapprove any Space Plan, Plans or proposed revisions thereto submitted to Landlord for Landlord's approval within three (3) business days after Landlord's receipt thereof. If Landlord has not approved in writing any Space Plan, Plans, or proposed revisions thereto submitted to Landlord within three
        (3) business days after Landlord's receipt thereof, Landlord shall be deemed to have disapproved the same.

3.      Specifications for Standard Tenant Improvements.

               3.1 Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT
        C. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

               3.2 No deviations from the Standards are permitted without Landlord's prior consent which shall not be unreasonably withheld. Any delay caused by such deviations shall extend Landlord's obligation to complete the Base Building Work and deliver possession of the Premises to Tenant in accordance with the Terms of this Lease.

4.      Tenant Improvement Cost.

               4.1 The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of: Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements, including those costs incurred for construction of elements of the Tenant Improvements in the Premises, which construction was performed by Landlord prior to the execution of the Lease or for materials comprising the Tenant Improvements which were purchased by Landlord prior to the execution of the Lease; and an administration fee of Twenty-Five Thousand and No/100 Dollars ($25,000.00); provided, however, that in the event that the Lease is modified to provide for an increase in the rentable square feet of the Premises which results in an increase in the total cost of the Tenant Improvements, the aforementioned administration fee shall be increased by an amount equal to three percent (3%) of the amount of such increase.

               4.2 Provided Tenant is not in default under the Lease, including this Improvement Agreement, Landlord shall contribute a one-time tenant improvement allowance not to exceed Four Million Eight Hundred Fifty Thousand Dollars ($4,850,000.00) ("TENANT IMPROVEMENT ALLOWANCE") toward the cost of the initial Tenant Improvements, payable as provided herein. Provided Tenant is not then in default under the Lease, including this Improvement Agreement, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for the benefit of Tenant shall authorize the release of monies for the benefit of Tenant as follows:

               (a) Monthly Disbursements. On or before the last day of the calendar month, during the construction of the Tenant Improvements (or such other date as Landlord may designate in writing), Tenant shall deliver to Landlord: (i) a


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

                      request for payment of Tenant's contractor, which request shall be approved by Tenant, showing the schedule, by trade, of percentage of completion of the Tenant Improvements, detailing the portion of the work completed and the portion not completed; (ii) invoices from any subcontractor, laborer, materialmen, supplier and any other party which performed work on Tenant's behalf pursuant to this Improvement Agreement, including, but not limited to, labor rendered and materials delivered to the Premises; (iii) executed conditional mechanic's lien releases from all of the parties submitting invoices with respect to the work performed and for which payment is requested to be made, which releases shall comply with the appropriate provisions of California Civil Code 3262(d);
                      (iv) executed unconditional mechanic's lien releases from all of the parties with respect to work performed and included on prior pay requests, which releases shall comply with the appropriate provisions of California Civil Code; and (v) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the specific work furnished and or the materials actually supplied as set forth in Tenant's payment request. By the twentieth (20th) day of the following month, Landlord shall deliver a check (or transfer funds electronically) to Tenant made jointly payable to Tenant's contractor and Tenant in payment of the lesser of (A) Landlord's proportionate share of the amount of such request for payment by Tenant's contractor, as set forth in this paragraph, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "FINAL RETENTION"), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided Landlord does not dispute any request for payment based upon noncompliance with the Plans and or Standards, or due to any substandard work, or for any other reasonable cause. For purposes of this Improvement Agreement, Landlord's proportionate share shall be the product of the following: (X) the amount of the Tenant Improvement Allowance over total cost of the Tenant Improvements, as such total cost may from time to time increase as provided herein, multiplied by (Y) the total amount approved by Landlord in Tenant's written request for payment as described above. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               (b) Final Retention. Subject to the provisions of this Improvement Agreement, a check for the Final Retention payable jointly to Tenant's contractor and Tenant shall be delivered by Landlord to Tenant following the completion of the construction of the Tenant Improvements and expiration of the time for filing of any mechanics' liens claimed or which might be filed on account of any work ordered by Tenant or its contractor or any subcontractor; provided that (A) Tenant delivers to Landlord properly executed and unconditional mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and with Section 3262(d)(3) or Section 3262(d)(4) (which mechanics' lien releases shall be executed by the subcontractors, labor suppliers and materialmen in addition to Tenant's contractor), and all appropriate bills and supporting documentation for the work ordered by Tenant or its contractor or any subcontractor, (B) Landlord has determined that no substantial work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building or Project, the structure or exterior appearance of the Building or Project, and (C) Space Planner and Tenant's contractor deliver to Landlord a certificate of completion, in a form reasonably acceptable to Landlord certifying that the construction of the Tenant Improvements has been substantially completed.

               (c) Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance in accordance with the terms of this Agreement.

               (d) Notice to Tenant. At the time that Tenant has requested approximately 80% of the total Tenant Improvement Allowance, Landlord shall endeavor to notify Tenant of Tenant's approximate remaining Tenant Improvement Allowance.

               4.3 In the event the estimated cost of the design and construction of the Tenant Improvements exceeds the Tenant Improvement Allowance, Landlord's proportionate share pursuant to Paragraph 4.2.(a) above shall be adjusted accordingly. No credit shall be given to Tenant if the cost of the Tenant Improvements is less than the Tenant Improvement Allowance.

               4.4 If the cost of the Tenant Improvements increases after Landlord's approval of the Plans due to the requirements of any governmental agency or applicable Regulation, Landlord's proportionate share pursuant to Paragraph 4.2.(a) above shall be adjusted accordingly.

               4.5 If Tenant requests any change(s) in the Plans after approval of the estimate of the cost of the Tenant Improvements and any such requested changes are approved by Landlord in writing in Landlord's sole discretion, Tenant shall be solely responsible for the amount of any cost increases such approved change(s) will cause in the construction of the Tenant Improvements.

5.      Construction of Tenant Improvements.

               5.1 Within ten (10) days after Tenant's and Landlord's approval of the Plans including the estimate of the cost of the Tenant Improvements and Landlord's receipt of payment of any such estimated cost exceeding the amount of the Tenant Improvement Allowance, Tenant shall cause the contractor to proceed to secure a building permit and commence construction of the Tenant Improvements provided that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

               5.2 Tenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Tenant's occupancy of the Premises, in compliance with all applicable Regulations. Tenant shall employ Devcon Construction, Inc. as the contractor to construct the Tenant Improvements in conformance with the approved Space Plan and Plans. The construction contracts between Tenant and the approved contractor shall be subject to Landlord's prior reasonable approval and shall provide for progress payments. The contractor shall be duly licensed.

               5.3 Without limiting the provisions of Paragraph 35 of the Lease, Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

               5.4 All work to be performed on the Premises by Tenant or Tenant's contractor or agents shall be subject to the following conditions:

                    (a) Such work shall proceed upon Landlord's written approval of Tenant's contractor, and public liability and property damage insurance carried by Tenant's contractor, and shall further be subject to the provisions of Paragraphs 12 and 27 of the Lease.

                    (b) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in a good and workmanlike and first-class manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations. Tenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not affect the structural integrity of the Building.

                    (c) If required by Landlord or any lender of Landlord, all work by Tenant or Tenant's contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed; provided, however, that in the event that any lender has no objection, the foregoing sentence shall not apply to work performed in connection with telecommunications, installation and provisions of artwork and security. If Tenant utilizes the services of any nonunion labor as provided in the foregoing sentence and consequently interference occurs in connection with any construction efforts on any building or project owned by Landlord, or any other interference with Landlord's business operations, Tenant shall immediately cease utilizing such nonunion services. The indemnity provisions of Paragraph 8 of the Lease shall apply to this Paragraph 5.4(c).

                    (d) Landlord or Landlord's agents shall have the right to inspect the construction of the Tenant Improvements by Tenant during the progress thereof. If Landlord shall give notice of faulty construction or any other deviation from the approved Space Plan or Plans, Tenant shall cause its contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Space Plan or Plans.

                    (e) Tenant shall cause its contractor to complete the Tenant Improvements as soon as reasonably possible but in any event on or before the Scheduled Term Commencement Date.

                    (f) Tenant's construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the approved Space Plan or Plans;
        (ii) Tenant's and its contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord's approval within two (2) business days following the selection of the contractor and the approval of the Plans. Landlord shall within five (5) business days after receipt thereof inform Tenant of any changes which are necessary and Tenant's contractor shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Improvement Agreement, including, without limitation, the construction of the Tenant Improvements.

                    (g) Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's or Landlord's contractor.

                    (h) Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

                    (i) Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

                    (j) Tenant hereby indemnifies and holds Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities relating in any way to any act or omission of Tenant or Tenant's contractor or agents, or anyone directly or indirectly employed by any of them, in connection with the Tenant Improvements and any breach of Tenant's obligations under this Improvement Agreement, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Tenant, as set forth above, shall also apply with respect to any and all costs, losses, damages, injuries, and liabilities related in any way to Landlord's performance or any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                    (k) Tenant's contractor and the subcontractors utilized by Tenant's contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's contractor and the subcontractors utilized by Tenant's contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor of subcontractors and (ii) the Term Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

                    (l) Commencing upon the start of construction of the Tenant Improvements, Tenant shall hold weekly meetings at a reasonable time with the Space Planner and the contractor regarding the progress of the preparation of the Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and upon Landlord's request, certain of Tenant's contractors shall attend such meetings. One such meeting each month shall include the review of contractor's current request for payment. Notwithstanding the foregoing, Landlord shall be provided with a copy of the design meeting minutes, which meetings Landlord will not be required to attend.

                    (m) Tenant and Tenant's contractors and all other parties performing work on the Premises on Tenant's behalf shall comply with the each of the Building rules and regulations as described in the Lease and with the contractor rules and regulations, attached hereto as SCHEDULE
        3. Tenant shall be liable for any violation of the Building or the contractor rules and regulations by Tenant's contractors or any other party performing work on the Premises on Tenant's behalf.

6.      Insurance Requirements.

               6.1 All of Tenant's contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

               6.2 Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant

        Improvements shall be insured by Tenant pursuant to Paragraph 8 of the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Paragraph 8 of the Lease.

               6.3 Certificates for all insurance carried pursuant to this Improvement Agreement must comply with the requirements of Paragraph 8 of the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Product and Completed Operation Coverage insurance required by Landlord, which is to be maintained for five (5) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Paragraph 6 shall insure Landlord and Tenant, as their interests may appear, as well as the contractors. All insurance maintained by Tenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

7.      Completion and Rental Commencement Date.

               7.1 Intentionally Omitted.

               7.2 Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Space Planner and the contractor (i) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iii) Tenant shall deliver to Landlord a copy of all warranties, guarantees, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

               7.3 A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

               7.4 Without limiting the "as-is" provisions of the Lease, except for the Base Building Work to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

               7.5 For purposes of the Lease and this Improvement Agreement, "SUBSTANTIAL COMPLETION" shall have occurred when (i) Landlord's architect states in writing that the Base Building Work (except for lobbies, penthouse and life safety testing) is substantially complete in accordance with the terms of the Lease and this Improvement Agreement, and (ii) services and utilities are made available to the Building. In the event that Tenant is able to take possession and occupy for the purpose of conducting Tenant's business operations in the Premises and Tenant's temporary certificate of occupancy is delayed beyond December 1, 2001, subject to extension for delays in Landlord's completion of the lobbies, penthouse and life safety testing for the Base Building Work caused by Tenant or by Tenant's contractor or anyone else performing services on behalf of Tenant, (the "Base Building Work Date") solely as a result of Landlord's failure to complete the lobbies, penthouse, and life safety testing for Base Building Work, then for each day after the Base Building Work Date until the date Tenant receives a temporary certificate of occupancy, Tenant shall be entitled to a credit against Base Rent in an amount equal to the daily amount of Base Rent in effect for the first month of the Term of this Lease. The credit described in the preceding sentence shall be granted against Tenant's obligation to pay Base Rent commencing in the second month of the Term.

                                   SCHEDULE 1
                                  TO EXHIBIT C

            BASE BUILDING WORK -- 1600 TECHNOLOGY DRIVE, SAN JOSE, CA

A. BASE BUILDING WORK TO BE PROVIDED BY LANDLORD, AT LANDLORD'S SOLE COST AND EXPENSE:

        I.     ARCHITECTURAL DESCRIPTION

               EXTERIOR WALLS:   The exterior wall material will include glass,
                                 aluminum, stone and pre-cast concrete.

               ACOUSTICAL:       The air shaft walls at each level will contain
                                 acoustical insulation. The main trunk ductwork at each level will be wrapped with acoustical insulation. Major equipment components will be mounted on sound and vibration isolating devices.

               ELEVATORS:        There will be four passenger elevators in the
                                 core, one of which will have a swing door for freight.

               INTERIOR          The Main Lobby floor will be mostly stone and
               FINISHES:         the walls will be a combination of stone, wood
                                 panels, and/or other materials.

                                 Typical floors will include drywall ready for tape on all core walls.

                                 Tenant elevator lobbies will include drywall and walls, fire taped only.

                                 Toilet Room wall and floor finishes will be ceramic tile and paint. Toilet partitions will be ceiling-mounted. The lavatory tops will be polished stone. Toilet Rooms shall include plumbing fixtures.

                                 Elevator cabs will be finished throughout.

               ADA COMPLIANCE:   The Project will be designed and constructed in
                                 compliance with the current Title 24 and American With Disabilities Act (ADA) requirements at the time of building permit issuance.

      II.      STRUCTURAL DESCRIPTION

                                 The foundations will be as required to support the structure.

                                 The ground floor slab will be five (5") thick concrete slab on grade with required reinforcing.

                                 The structural framing system is comprised of rolled steel beams, columns, and braced-framed steel construction with corrugated metal deck and concrete fill, all members fireproof as required by code. Upper floor systems will be concrete over metal deck and are designed for 80 pound live load plus 20 pound partition load. A penthouse will be provided containing mechanical equipment and elevator machine room.

                                 Exterior building skin will be a combination of high performance glass and precast concrete panels with stone accent.

                                 Roofing will be four (4) ply built up roofing or equivalent over concrete on corrugated metal deck roofing system.

                                 Two (2) steel exit stairs will be provided with one extending to the roof.

      III.     MECHANICAL, PLUMBING, ELECTRICAL AND FIRE/SAFETY SYSTEMS
               DESCRIPTION

               MECHANICAL        The air conditioning system will consist of a
               SYSTEM:           variable air volume system with Equipment
                                 centrally located in the penthouse consisting of one cooling tower, two chillers, fans and required pumps. Base Building Work will consist of penthouse equipment and main supply and return ducts to each floor.

                                 A heating, ventilation and air-conditioning system capable of maintaining the Premises at seventy-two (72) degrees Fahrenheit (+/- three
                                 (3) degrees) after substantial completion of the Tenant Improvements.

                                 The heating system in the shell work will be limited to a hot water riser with valves to each floor supplied from a boiler on the roof. With respect to the Tenant Improvements, the exterior zones will have heat coils, the interior zones will not.

                                 The control system will include an electronic Direct Digital Temperature Control System. The sensing accuracy and component reliability of the Direct Digital Temperature Control System will allow heating and cooling systems to maintain consistently comfortable conditions throughout the tenant space.

               POWER SYSTEM:     The electrical service will be supplied through
                                 primary underground circuits from Pacific Gas &
                                 Electric Company. The incoming electric service will be 3,500 amps connected to the main switchgear located on the ground floor.
                                 Electric service to the typical floor will be fed from the main building switchgear to each floor's electrical closet.

               PLUMBING SYSTEM:  The plumbing system will consist of domestic hot and cold water supply, sanitary sewer and storm sewer piping systems. The system design will be in accordance with the City of San Jose Building Code and assures sufficient capacity to handle the occupancy of the Building. Plumbing fixtures, fittings and trim shall be high quality commercial type and will be coordinated with the architectural features of the Building.

                                 Cold water supply and wastewater return lines to two (2) points on each floor of the Building.

               TELEPHONE SYSTEM: Main telephone company lines and conduits to the building telephone room.

               FIRE PROTECTION
               SYSTEM: Automatic sprinklers will be provided throughout the Building in accordance with NFPA #13, for light hazard occupancy design criteria. Sprinkler head drops, sprinkler head relocations and additional heads will be completed as part of tenant work. Firehose connections will be located in stairwells in accordance with code requirements.

               STAIR/ELEVATOR SHAFT
               PRESSURIZATION:   The emergency egress stairwells and elevator
                                 shafts in the Building will be served by pressurization systems. These systems will, in the event of an emergency condition, pressurize egress stairwells and elevator shafts to reduce the possibility of smoke entering the egress stairwell or elevator shaft.

               EMERGENCY POWER
               SYSTEM: Emergency power shall be provided by a permanently installed diesel-powered electrical generator set and, as required by code, power will automatically be supplied to support all stairwell and elevator shaft pressurization equipment, emergency lighting, fire alarm and communications systems, emergency use of elevators, fire pumps and ancillary emergency fire/safety equipment in the unlikely event of normal power source loss.

               FIRE ALARM AND
               COMMUNICATION
               SYSTEMS The fire alarm and communication systems will be an addressable alarm system with Title 24 ADA provisions. Annunciation, control and communication equipment will be located in the Fire Control Center to the Building. The fire alarm system will have battery back-up and be UL listed as a system.

               ACCESS CONTROL:   All building entrances will be locked after
                                 hours. After hours access will be via proximity card reader. The elevators shall have card key access system to each floor.

B. ADDITIONAL WORK TO BE ADDED TO BASE BUILDING WORK BY LANDLORD, AT TENANT'S SOLE COST AND EXPENSE (NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THE LEASE OR THIS EXHIBIT C), PER LANDLORD AND TENANT APPROVAL ("ADDITIONAL BASE BUILDING WORK"):

           1. Increase the capacity of the two base building rooftop chillers from 250 tons to 400 tons each. Thus providing 300 tons of additional chilled water for lab cooling.

           2. Add a third cooling tower to the rooftop system to absorb the added chiller load.

           3. Provide and install two new process cooling water pumps with variable frequency drives.

           4. Provide a 6" -- 8" process cooling water supply and return vertical main throughout the building with taps at each floor.

           5. Rotate the main electric room 90 degrees and extend in length to accommodate additional panel sections.

           6. Remove a secondary access corridor to the shipping/receiving area and expand the stockroom/shipping/receiving area. Provide a pair of double doors leading directly from the stockroom to the service elevator entry.

           7. Subject to PG&E design and availability, provide pads for PG&E to install two transformers on the street side of the building. Provide underground conduit conductor feeds to the new switchboards (two at 4,000-amps each with cross-connect tie breakers).

           8. Provide a cardkey access control at back door of service elevator.

           9. Provide a scissor lift in the truck bay/service enclosure.

           10. Tenant hereby acknowledges and agrees that Landlord's performance of the foregoing Additional Base Building Work described in this Exhibit C, Schedule 1, Section B shall in no event delay the Term Commencement Date beyond December 1, 2001, notwithstanding anything to the contrary contained in the Lease, including, but not limited to, delays in obtaining Tenant's temporary certificate of occupancy or any delays in completion of the Additional Base Building Work caused by Landlord.

                                   SCHEDULE 2
                                  TO EXHIBIT C

            BUILDING STANDARDS -- 1600 TECHNOLOGY DRIVE, SAN JOSE, CA

The following constitutes the Building Standard tenant improvements
("STANDARDS").

PARTITIONS

INTERIOR:                   3 5/8" metal studs with 5/8" gypsum board on each
                            side. Taped smooth and ready for finish.

DEMISING:                   3 5/8" metal studs with 5/8" gypsum board with sound
                            batt insulation. Taped smooth and ready for finish.

PERIMETER WAINSCOT:         5/8" layer of gypsum board. Taped smooth ready for
                            finish. Extruded aluminum sill to match exterior mullions.

PAINT: 1 of coat primer, 2 coats of interior latex paint in eggshell finish, on each side of partitions.

DOOR ASSEMBLIES

DOORS: Corridor doors will be full height solid core construction.

INTERIOR DOORS:             3'-0" x 8'-0" x 1-3/4" solid core door.

DOOR FRAMES:                Door frames will be clear anodized aluminum.

DOOR HARDWARE:              Tenant entry doors shall receive a lockset, surface
                            mounted closer, butt hinges, and door stop. Tenant interior doors shall receive a latchset, butt hinges and door stop. Entry door hardware to be Schlage "L" series Mortise locks, or equal. Hager 3 knuckle hinges, or equal. LCN#1460 Slimline series door closer, or equal. (entry door only) Quality #432 door stop, or equal, where applicable.

CEILING SYSTEM

ACOUSTIC CEILINGS AND
SUSPENDED SYSTEMS:          Acoustical suspended ceilings will be 2' x 2' grid
                            Layout.

LIGHT FIXTURES:             Light fixtures will be Daylite or equal, lay-in
                            mounted 2' x 4' (2)-lamp parabolic with reflector, Motorola rapid start electronic ballast or equal, 277 volt fixtures with ready connect sort wire system. SP35 Super Saver II T-8 Fluorescent lamps.

LIGHT SWITCH ASSEMBLY:      Switches will be paired in double gang box to meet
                            Title 24 requirements.

ELECTRICAL AND TELEPHONE

RECEPTACLES:                Receptacles will be duplex 20 ampere, 125 volt AC.

TELEPHONE OUTLETS:          Outlets will be a standard telephone plate in
                            manufacturer's standard colors, mounted vertically level with electrical receptacles.

EXIT SIGNAGE:               Light Emitting Diode (LED)

HEATING AND AIR CONDITIONING SYSTEM

HVAC SYSTEM:                Energy efficient high velocity variable air volume
                            system with conditioned space zoned on the average of 1 zone per every 1,000 square feet. Perimeter zones will have heating, interior zones have cooling only.

FIRE PROTECTION             Per existing codes.

FIRE SPRINKLER HEADS:       Sprinkler head to be semi recessed in tenant space,
                            and concealed in lobbies.

FLOOR COVERING

CARPET: 38 oz weight cut pile, Designweave, Sabre Classic, or equal installed over pad or direct glue down. All standard colors available.

TILE:                       Armstrong, Standard Excelon vinyl composition tile.
                            All standard colors available.

BASE: Burke, 4" rubber base, topset over VCT and straight cut over carpet. All standard colors available.


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

                                   SCHEDULE 3
                                  TO EXHIBIT C

     CONTRACTOR RULES AND REGULATIONS -- 1600 TECHNOLOGY DRIVE, SAN JOSE, CA

               GENERAL REQUIREMENTS FOR BUILDING CONSTRUCTION WORK
--------------------------------------------------------------------------------

INTENT

               The intent of these General Requirements is to communicate Spieker Properties general performance expectations and requirements of contractors performing work in our projects. While these requirements may not cover all specific project requirements, or may not apply to all projects, they are intended to communicate a basic overall methodology for doing construction work in Spieker Properties projects.



                                   Preliminary

1. All work performed shall be performed by union signatory general contractor utilizing all union labor and must comply with all applicable rules, regulations, and codes of the building, city, state, and federal governmental agencies having jurisdiction. The General Contractor will file drawings and secure all required permits prior to beginning work, unless circumstances require earlier construction commencement, as directed by the Owner's architect. All construction within the leased premises shall conform to applicable sections of California Title 24 Standards and the American with Disabilities Act (ADA).

2. All work shall be performed during regular business hours (7:00 A.M. -- 6:00 P.M.), Monday through Friday, with the exception of work types listed below. All building system operations will be maintained in normal operation, and will not be adversely impacted by construction work, unless specifically authorized by a Project Management representative. The contractor shall communicate requests to the Management Office 24 hours in advance of any required interruption of any building services.

        EXCEPTIONS -- The following work is required to be performed on an overtime or off-hours basis: core drilling, nailing of tackless carpet stripping, spray painting of any lacquer or other volatile or odor creating substances, and any type of concrete chipping. Any scheduling requests for these types of off-hours work must be approved and authorized by the Management Office prior to performance any of work.

3. All contractors must supply Certificate(s) of Insurance naming Spieker Properties, L.P. and MV Golden State San Jose, LLC as additionally insured prior to the start of any construction. Insurance certificates and copies of permits, as required, must be provided to Project Management prior to the commencement of any work.

4. Contractors representative will meet with Project Management representative prior to beginning contracted work, to review the scope of construction work, construction methods, these general requirements, any additional project specific requirements, and any potential impact to the satisfactory on-going operation of building services.

5. The contractor will coordinate proper parking locations for construction personnel with Project Management prior to starting construction, to avoid impacting our tenants parking availability.


PROJECT AREA ACCESS


1. Access to project buildings, parking structures, suites, etc. will be coordinated in advance with Project Office. No installed access control or security system will be over ridden or bypassed for any reason, or at any time. All construction personnel will be limited to those areas for which they have been given specific access.

2. Access to all electrical closets, telephone closets, mechanical rooms, and suites must be coordinated in advance through the Project Office. Electrical, telephone, and other equipment rooms will be kept closed and locked when they are not physically occupied.


DURING WORK PERFORMANCE


1. Upon the start of construction, the contractor will provide walk-off mats at all entrances to the construction area(s) from stairwells (if used) and entrances to all elevators.

2. Contractors shall maintain cleanliness throughout; do not clutter or block hallways, exits, elevator lobby, electrical or telephone rooms. Building fire rated doors will not be propped open, removed, or their door closures disconnected. Nor will elevator doors be propped or jammed open to prevent the automatic function of it's timed door actuators. CONTRACTORS ARE REQUIRED TO UTILIZE THE FREIGHT ELEVATOR ONLY! Where a freight elevator is not available, Project Management will designate the appropriate elevator for contractor use. Where available, elevator protective pads will be used whenever moving materials or equipment in the elevator. Contractors are responsible for all damage they cause and clean-up.

3. Building electrical closets will not, at any time, or for any reason, be utilized for the storage of any construction project materials or trash, as such storage constitutes a violation of prevailing fire codes.

4. All material deliveries, and debris removal, must be made as expeditiously as possible so as to not have these vehicles blocking accesses to/from the building. The contractor, at contractor expense must remove all construction debris from the building. Building trash dumpsters are not to be utilized for the disposal of construction project debris, as these are provided for tenant use. As may be required, Contractor will make arrangements for delivery of a debris box for his use. The Project Office will approve an appropriate location for the debris box while it is on the project. Delivery or removal of large amounts of material is to be done after normal business hours with 24-hr. prior approval of the Project Manager.

5. The contractor is responsible for taking the following precautions/steps to protect the satisfactory on-going operation of all building systems and tenant operations:


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

        - Covering HVAC supply and return duct openings to protect from construction dirt/dust being spread to other areas of the building or into the HVAC equipment/system. This can be accomplished by sealing off, covering with filtering media, or other Project Management approved method.

        - Coordinate with Project Manager prior to construction to have fire sprinkler systems isolated, smoke detectors disabled, or alarm systems de-activated for periods as may be necessary. Contractor will protect those smoke detectors or fire sprinkler heads left installed in the area, after disabling, by covering them with plastic bags during construction.

        - Where electrical components or circuits are removed, contractor will ensure full compliance with OSHA required lockout/tagout procedures to prevent personal injuries or system outages.

        - Develop the best isolation possible of the construction area to contain any dirt, dust, noise or other potential tenant impact which may be generated by demo, construction work and clean-up.

6. Any damage to any project area including but not limited to, parking areas, doors, freight elevators, and carpets will be reported to the Project Office and repaired by the contractor immediately. Spieker Properties reserves the right to remedy any damage at the Contractors expense if the damage is not repaired in a timely manner.

7. No powder-actuated guns are to be used without the specific prior authorization of the Project Management Office.

8. No foreign substances are to be poured down any restroom floor drains, or into other restroom fixtures.

9. All firewall and floor penetrations shall be sleeved and sealed in accordance with applicable fire code, using only approved, UL listed, fire stop materials. All firestop installations must be reviewed and approved by the Project Manager prior to closing the associated area of work.

10. All electrical panel and circuit breaker labeling will be performed in accordance with acceptable industry methods, or as may be directed by Project Management.

11. Contractor will notify the Management Office at least 48 hours in advance of construction completion. A walk-through and punch list will be developed for each job.

12.  Smoking is prohibited in all buildings, and parking garages, at all times.

13. The Contractor is responsible for ensuring, on an on-going basis, that common areas, work space, and construction use restrooms are thoroughly cleaned upon completion of work, including trash and material disposal, removal of all noise and dust shielding materials installed at beginning of project, windows cleaned, etc.

14. THE PROJECT OFFICE IS TO BE NOTIFIED IMMEDIATELY SHOULD ANY EMERGENCY DEVELOP, ANY BUILDING SYSTEM OR OPERATION BE IMPACTED, OR ANY ASPECT OF THE CONSTRUCTION EFFORT IMPACT ANY TENANT.


SAFETY/COMPLIANCE


1. General Contractor is responsible for ensuring jobsite safety compliance. This includes the work force as well as anyone entering the construction area. Protective barricades will be placed as required to ensure general area safety. Material Safety Data Sheets (MSDS) for all materials to be used on the jobsite must be provided to the Project Manager for review prior to bringing the materials into the project. The contractor will further ensure that a copy of each MSDS is available at the jobsite whenever a specific material is in use.

2. No welding, burning, or cutting with an open flame will be performed without prior notification to the Project Office so that appropriate actions may be taken with fire alarm systems and fire sprinkler systems. Appropriate fire extinguishers will be immediately available at all times.

3. The contractor is responsible for ensuring that all of their sub-contractors are aware, and in compliance, with these general requirements.


MATERIALS


1. The contractor shall contact the Management Office at the start of construction for instructions on building keying, specific hardware and other standards, as may be applicable, unless this coordination is accomplished through hardware submittals. All permanent keying will be provided through the Management Office.

2. All HVAC, electrical, plumbing, fire alarm system, fire sprinkler, building control and lighting components installed will be of Building Standard manufacture, unless noted as otherwise on the approved plans and specifications. This includes but is not limited to thermostats, controls, diffusers, lighting fixtures, switches, lamps, relays, smoke detectors, fire sprinkler heads, sprinkler flow switches, manual pull stations, indicator horns/strobes, etc.


                               Project Completion

1. Upon completion of project, contractor will perform a full air balance of any installed or modified HVAC systems, providing one copy of each air balance report to the Management Office.

2. Upon completion of project, a completed test report (witnessed by a Fire Department representative as required) will be provided to the Project Management Office for all fire sprinkler or fire alarm systems having been impacted by any aspect of the construction work.

3.   Upon completion of construction, one (1) set of as-built prints, and one
     (1) set of as-built sepias, are to be provided to the Management Office.

4. Contractor will ensure that specific submittals, manufacturers operation and maintenance manuals, and applicable manufacturers cut sheets are delivered to the Project Office for all equipment or components installed in the course of their work. This includes, but is


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


     not limited to, mechanical equipment, fire alarm system components, fire sprinkler system components, HVAC system equipment or components, lighting system components, electrical distribution or control components, and any sensing or monitoring components.

5. Upon completion of construction clean inside of all perimeter windows and the interior of all lighting fixtures and louvers. Thoroughly clean all work areas, common areas where impacted, construction use restrooms, and freight elevators. Coordinate construction clean-up schedule with Management Office.


                              Building Contact List

Any questions or concerns should be directed to:

        PROJECT DIRECTOR            --      CHEQUITA MCCULLOUGH
        BUILDING MANAGERS           --      CHEQUITA MCCULLOUGH
        CUSTOMER SERV. REP.         --      ______N/A_______
        BUILDING ENGINEER           --      DON DEL BONO
        MANAGEMENT OFFICE PHONE     --      (408) 467-7150
        MANAGEMENT OFFICE FAX       --      (408) 467-7160


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